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                                                                   EXHIBIT 10.39


                                      LEASE
                                      -----

         This lease dated this 8 day of February, 2001 between BERKSHIRE INDUSTRIAL CORPORATION, hereinafter referred to as Landlord, a Connecticut corporation with offices located at 2 Parklawn Drive, Bethel, CT 06801, and MEMRY CORPORATION, a Delaware corporation with an office and principal place of business located at 57 Commerce Drive, Brookfield, CT 06804, hereinafter referred to as Tenant.

                                     PREFACE
                                     -------

         Landlord is the owner of certain real property as described below known as Berkshire Corporate Park (the "Park") as set forth below. The Premises defined in this Lease and the Park are subject to a certain "Master Development Agreement and Plan" (the "MDA"), which MDA is on file in the Land Records of the Town of Bethel, County of Fairfield and State of Connecticut at Volume 568, Page
385. This Lease shall at all times be subject to said MDA in all respects, as the MDA may be amended or revised from time to time. If the MDA is amended or revised during the Initial or any Option Term of this Lease, Landlord will provide Tenant with a copy of same. In the event there are any terms or conditions of this Lease which may be contradictory or inconsistent with or repetitious of the MDA, the MDA shall supersede and control this Lease. Whenever used in this Lease, the term "MDA Property" shall mean the Park, as defined in Paragraph 1.1 below, the "Bethel Health Care Site" as that property is defined in Paragraph 4.1 of the MDA and the "Duracell Site" as that property is defined in Paragraph 4.10 of the MDA.

         1: PREMISES
         -----------

         1.1 Landlord is the owner of certain real property located in the Town of Bethel, Town of Brookfield and City of Danbury, all in the State of Connecticut, known as Berkshire Corporate Park and described on Exhibit A attached hereto and made a part hereof. All references in this Lease to the "Park" shall mean the entire area owned by Landlord and any subsidiaries or affiliates of Landlord as described in Exhibit A, as the same may, from time to time, be increased or decreased by the addition of other contiguous lands, and the entire development on said area, including any and all structures, parking facilities and common facilities built thereon from time to time, or as the same may, from time to time, be reduced by eminent domain takings or dedications to public authorities.

         1.2 Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, subject to all of the terms, covenants, conditions and provisions of this Lease, the following space located in the Park: the floor space shown on Exhibit B-1 attached hereto, which floor space is all of Building Number 1 in the Park shown as Exhibit B-2 attached hereto having the address of 3 Berkshire


The contents of this document are proprietary information and the reproduction or substantial quotation of its provisions without the written permission of Berkshire Industrial Corporation is not allowed.

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Boulevard, Bethel, CT 06801, hereinafter referred to as the "Premises". Said
Building Number 1 is located on a certain piece or parcel of land located in the Town of Bethel, County of Fairfield, State of Connecticut, shown and described as Lots 8 & 9 on a certain map consisting of two sheets, "Sheet 1 of 2" and "Sheet 2 of 2", both sheets being entitled "Final Subdivision Showing Berkshire Industrial Park Bethel, Connecticut Scale: 1"=100', Total Area: 117.273 AC.,
Zone: LP, Date: Mar. 29, 1985" which map is on file in the Bethel Town Clerk's office as Map 60 in File 19 (Sheet 1 of 2) and Map 60-A in File 19 (Sheet 2 of
2). Landlord and Tenant hereby acknowledge and agree that for the purposes of this Lease and the calculation(s) of Basic Rental and all Additional Rental (as hereinafter defined) payable hereunder, the Premises shall be deemed to contain 37,500 rentable square feet. Landlord makes no representations concerning the specific area of the Premises and Tenant acknowledges that it has inspected the Premises and is satisfied in all respects therewith and accepts the Premises in "AS IS" condition.

         1.3 Landlord specifically reserves to itself and excepts from the demise of this Lease the use of the exterior walls of the building, the roof and the right to install, maintain, alter, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof or materially decrease the square footage of the Premises usable by Tenant. Landlord further reserves to itself and other Tenants of the building the right to access and use the telephone, fire protection, electrical systems and other systems common to the Tenants of the building. Tenant, its agents, servants, employees and invitees shall not enter upon the roof of the building at any time. It is specifically agreed by the parties hereto that this lease does not grant a continuance of light and air over any property adjoining the Premises.

         2: TERM
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         2.1 The term of this Lease shall be for the period of ten (10) years, commencing on the Commencement Date, as hereinafter defined, and terminating on the Termination Date, which shall be ten (10) years after the Commencement Date. The Commencement Date shall be the earlier of (1) June 18, 2001; or (2) upon the completion of the Landlord Work as defined in Paragraph 4.1 below and the Tenant Work set forth in Exhibit W-1 hereof. For purposes of determining the Commencement Date, the delivery of the Premises to Tenant shall be deemed to be the date the Landlord Work as defined in Paragraph 4.1 below and the Tenant Work set forth in Exhibit W-1 hereof has been completed, subject to the limitations and definitions as to completion contained in Paragraph 4.2 hereof. The Commencement Date shall be extended on a day for day basis for each day beyond June 18, 2001 that Landlord fails to complete the Landlord Work as defined in Paragraph 4.1 below and/or Landlord's contractor fails to complete the Tenant Work set forth in Exhibit W-1 hereof, except that if Landlord or Landlord's contractor is caused to be delayed in the completion of the Landlord Work as defined in Paragraph 4.1 below or the Tenant Work set forth in Exhibit W-1 hereof by any act, omission or delay of Tenant then Tenant shall be liable for the payment of one (1) day's rent for each day of such delay. If the Commencement Date shall occur on any day which is not the first day of a calendar month, the monthly Basic Rental and Additional

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Rental to be paid under this Lease for that month shall be apportioned on a per diem basis based upon the actual number of days in that month, and shall be paid on the Commencement Date. Landlord and Tenant shall execute a Lease Certificate in the form attached hereto as Exhibit C setting forth the Commencement Date as soon as the actual Commencement Date have been determined.

         2.2 This lease shall terminate on the Termination Date as set forth in the Lease Certificate attached as Exhibit C, without the necessity of any notice from either Landlord or Tenant to terminate the same. Tenant hereby waives any notice to vacate or quit the Premises on the Termination Date or thereafter, and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a Tenant holding over on the Termination Date or thereafter to the same extent as if statutory notice had been given.

         3: BASIC RENTAL
         ---------------

         3.1 Beginning at the Commencement Date, as rent for the Premises Tenant agrees to pay Landlord the total rental sum of Three Million Three Hundred Fifty Six Thousand Two Hundred Fifty and 00/100 ($3,356,250.00) DOLLARS for the entire Initial Term of this Lease payable in monthly installments of $27,968.75 each month on the first day of each month in advance commencing on the Commencement Date. Said rent is hereinafter referred to as "Basic Rental", and shall be payable without demand, deduction, set-off or abatement of any kind, except as expressly provided herein. If the Landlord does not receive the monthly Basic Rental due by the tenth (10th) day of the calendar month in which it is due, Tenant shall be liable to pay Landlord an additional sum equal to five percent (5.00%) of the overdue monthly for each calendar month that said payment is not paid. The Basic Rental shall never be less than the monthly rental each year per month as set forth in this Paragraph 3.1, except as adjusted as set forth in Paragraph 2.3 herein.

         4: COMPLETION AND OCCUPANCY
         ---------------------------

         4.1 Landlord shall perform the Landlord Work, defined as (1) tuneup of the existing HVAC units on the Premises; (2) removal of existing office furniture; and (3) changing of exterior door locks by June 18, 2001. Tenant shall be responsible for the cost and shall cause to be performed by the Landlord's contractor the Tenant Work set forth in Exhibit W-1 hereof, which work shall be completed by June 18, 2001. No later than thirty five (35) days after Landlord and Landlord's contractor respectively commences the Landlord Work and Tenant Work set forth in Exhibit W-1 hereof, Landlord shall allow Tenant access to the Premises to perform the Tenant Process Work, which work Tenant shall perform or cause to be performed at Tenant's sole cost and expense. The obligations of Landlord and Landlord's contractor to complete the Landlord Work and Tenant Work set forth in Exhibit W-1 within the prescribed time shall be extended one day for each day Landlord or Landlord's contractor is delayed in completion of said work by any act, omission or delay by

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Tenant. The obligation of Tenant to cause to be performed the Tenant Work set forth in Exhibit W-1 hereof within the prescribed time shall be extended one day for each day Tenant is delayed in completion of said work by any act, omission or delay by Landlord or Landlord's contractor.

         4.2 Landlord shall not be subject to any liability for failure to give possession of the Premises to Tenant on the specific date hereinbefore designated for the Commencement Date. No part of the Premises shall be deemed unavailable for occupancy by Tenant if due to the noncompletion of details of, decoration or mechanical adjustments which are minor in character and the noncompletion of which does not materially interfere with Tenant's use of such part of the Premises. In the event there is a delay in the availability of the Premises for occupancy by Tenant which shall solely be due to any act or omission of a material nature by Tenant which is a breach of Tenant's obligations under this Lease, Tenant shall be liable for the payment of one (1) day's rent for each day of such delay.

         4.3 Tenant, by entering into occupancy of any part of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part and that such part, except for latent defects and the minor details of construction, decoration and mechanical adjustments hereinbefore referred to, was in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.

         4.4 If, by reason of any provision of this Lease, the Basic Rental shall commence on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, the Basic Rental for such calendar month shall be prorated.

         5: USE
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         5.1 Tenant shall use and occupy the Premises solely for office, design, light manufacturing, light assembly of products, consistent with a first class business use, only as permitted by applicable laws and regulations and the MDA and for no other purposes without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for any purpose other than the use hereinbefore specifically mentioned.

         5.2 Tenant covenants and agrees that it shall not do anything which shall, in any way, impair or interfere with any of the Building's services to be supplied by Landlord or the proper and economical heating, cleaning, air conditioning or other service of the Building or Premises or seriously impair or interfere with the use of the Building or Premises by, or cause disruption or interference with the normal business operations of either Landlord or any other occupants of the Building or of the Park.

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         5.3 Tenant agrees that its use and occupancy of the Premises, the
Building and the Park shall not, at any time, be violative of or in contradiction to the terms and provisions of the MDA, and Tenant shall defend and save Landlord harmless from any and all claims made against Landlord thereunder, founded upon alleged action or inaction of Tenant on, or in the Premises, the Building or the Park. In the event the MDA is amended or modified subsequent to the date of the execution of this Lease, Tenant shall be permitted to use and occupy the Premises as set forth in this Lease and any such amendment or modification of the MDA shall not be effective as to Tenant for the balance of the Initial Term of this Lease for the use and occupancy permitted under this Lease. In the event the MDA is amended or modified subsequent to the exercise by Tenant of Tenant's Option to Renew pursuant to Paragraph 36 of this Lease, Tenant shall be permitted to use and occupy the Premises as set forth in this Lease and any such amendment or modification of the MDA shall not be effective as to Tenant for the balance of the Option Term of this Lease for the use and occupancy permitted under this Lease.

         5.4 Tenant shall abide by all reasonable Rules and Regulations promulgated by Landlord for the Park, as they may be amended or altered from time to time, provided Landlord enforces the Rules and Regulations uniformly among Park tenants subject to said Rules and Regulations and provided further that the provisions of this Lease shall supersede any conflicting Rule or Regulation.

         6: DEFINITIONS FOR ADDITIONAL RENTAL
         ------------------------------------

         6.1.1 As used in this Lease, the term "Building Proportionate Share" shall mean a percentage, the numerator of which shall be the number of rentable square feet of floor area of the Premises as set forth in Paragraph 1.2 above (37,500) and the denominator of which shall be the number of rentable square feet of floor area of Buildings on Lots Number 8 & 9 referred to in Paragraph
1.2 above of which the Premises are a part as it may be expanded or contracted from time to time, computed from the center line of all interior partition walls and from the exterior face of all exterior walls. At the time of the execution of this Lease that denominator number is Thirty Seven Thousand Five Hundred (37,500).

         6.1.2 "Taxes" shall mean (1) all real and personal property taxes, assessments (including, but not limited to, assessments for public works, improvements or benefits, whether or not begun or completed prior to the commencement of this Lease and whether or not completed within said term) and other governmental charges or levies of every kind, character and description whatsoever, which at any time have been or may or will be assessed at full assessment or otherwise, levied or imposed by any governmental authority upon or in respect of, or which may become a lien on the lot on which the Building is located, any portion thereof, the Building or any buildings, improvements or structures thereon, the parking facilities and other common areas and facilities on the lot on which the Building is located, or upon any property of Landlord, real or personal, located within or on the lot on which the Building is located which is used in connection with the operation of the lot on

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which the Building is located; (2) any taxes which may be assessed, levied or imposed by any governmental authority in addition to or in lieu of all or any part of such real or personal property taxes, assessments, charges or levies;
(3) all business license, use or other taxes which may be assessed, levied or imposed upon the developed portion of the lot on which the Building is located, the parking facilities and other common areas and facilities or the personal property of the Landlord on account of the leasing or use of the developed portions on the lot on which the Building is located; (4) all charges made by state or local governments for any services performed on or for the developed portion of the lot on which the Building is located , the parking facilities and other common areas and facilities which are not included in "Operating Costs" as defined hereafter; and (5) any and all sales, excise and other taxes levied, imposed or assessed by federal, state or local governments upon any rental payable under this Lease. However, notwithstanding the foregoing, Taxes shall not include municipal, county, state or federal income or franchise taxes of Landlord, or penalties resulting from failure of Landlord to pay taxes in a timely manner. In case a tax is imposed in lieu of or as a substitute, in whole or in part, for the real property tax on the lot on which the Building is located, any portion thereof, the Building or any buildings, improvements or structures thereon, the parking facilities and other common areas and facilities on the lot on which the Building is located, or in case a tax is levied on rentals, the Tenant shall pay Tenant's Building Proportionate Share of the amount of such substitute as of the Commencement Date. At the time of the execution of this Lease, Landlord represents that the Premises is not separately billed, by the Town of Bethel. Landlord will obtain from the Town of Bethel Tax Assessor's Office the information necessary to determine the pro-rata tax for the Premises and will bill Tenant for its pro-rata share of the taxes. Tenant hereby agrees to pay the proportionate share tax for said Building and proportional lot and improvements. Tenant hereby agrees to pay a pro-rata share of the taxes assessed for the parking facilities, land and improvements on said tax lots based upon the square footage Tenant occupies to the total square footage of all buildings on said tax lots.

         6.1.3 "Insurance" shall mean the aggregate of all costs and expenses of every kind or nature paid or incurred by Landlord directly or indirectly in maintaining all insurance for the Premises, the building of which the Premises is a part, the lot on which the Building is located, the parking facilities and other common areas and facilities and the buildings and improvements within, on or under the lot on which the Building is located as they may collectively or individually be increased or reduced from time to time. Insurance shall mean, but not be limited to, premiums for fire, theft and other casualty insurance, including extended coverage, and including rental value coverage for one year for minimum rent and for payment of Taxes and Landlord's Building Operating Costs; premiums for public liability and property damage insurance; and all risks property and casualty insurance.

         6.1.4 "Building Operating Costs" shall mean the aggregate of all costs and expenses of every kind or nature paid or incurred by Landlord directly or indirectly in operating, maintaining, managing, equipping, policing, securing, lighting, cleaning, painting, striping, signing, and repairing the Building, the lot on which the Building is located, the parking facilities and other common areas

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and facilities and the buildings and improvements within, on or under the lot on which the Building is located as they may collectively or individually be increased or reduced from time to time. Building Operating Costs shall include, but not be limited to, the repair and maintenance of buildings and other improvements on the lot on which the Building is located; the cost of equipment and supplies used in the maintenance and operation of the lot on which the Building is located (including seasonal decorations); the cost of equipment maintenance contracts; costs and expenses of repair or replacement of paving, curbs, walkways, drainage, pipes, ducts, conduits and similar items, and plate glass, lighting facilities and the roof of the Building and/or the lot on which the Building is located; resurfacing driveways and parking areas on the lot on which the Building is located; restriping driveways and parking areas on the lot on which the Building is located; pedestrian and automobile traffic and directional signs and equipment on the lot on which the Building is located; electrical, water, heating or other utility charges for parking facilities and other common areas and facilities on the lot on which the Building is located; installing, repairing, maintaining and replacing utility systems, including, but not limited to, water, sanitary sewer and storm water lines and other utility lines, pipes, conduits and similar facilities on the lot on which the Building is located; sewer use charges for the lot on which the Building is located; pest control on the lot on which the Building is located; cleaning costs for the Building exterior and/or the lot on which the Building is located; refuse removal for the Building exterior and/or the lot on which the Building is located; snow removal for the lot on which the Building is located; grass cutting on the lot on which the Building is located; costs and expenses of planting, replanting, maintaining and replacing flowers, shrubbery, planters and trees on the lot on which the Building is located; landscape maintenance on the lot on which the Building is located; fire protection, including, but not limited to, installation, maintenance, repair, testing and replacement of sprinkler systems, alarm systems and/or other fire protection systems and their components for the Building and/or on the lot on which the Building is located; environmental inspections and/or auditing; reasonable management, administration, legal, accounting and engineering fees for the Building and/or the lot on which the Building is located; costs of building alterations, modifications or equipment for the Building and/or the lot on which the Building is located which are required by governmental or regulatory authorities or which are made primarily for the purpose of reducing Building Operating Costs; all compensation and related costs (including overtime, holiday and premium pay) actually paid or incurred to persons engaged in the general operation and management of the Building and/or the lot on which the Building is located, including the cost of social security, unemployment and other payroll taxes, worker's compensation insurance and employee benefits such as, but not limited to, vacations, pensions, group insurance and other fringe benefits. In
Landlord's operating, maintaining, managing, equipping, policing, securing, lighting, cleaning, painting, striping, signing, and repairing the Building and other facilities as set forth herein, Landlord's performance of same shall not be defined, determined or used in a manner so as to eliminate new design, new materials, new systems, methods of construction or colors, provided that in all cases the overall quality and appearance of same shall not be lower than the overall quality and appearance as originally created.

         6.2.1 The term "Proportionate Share of Limited Common Facilities Maintenance Costs"

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shall mean a percentage, the numerator of which shall be the number of rentable square feet of floor area of the Premises as set forth in Paragraph 1.2 above (37,500) and the denominator of which shall be the number of rentable square feet of floor area actually constructed in the Park as it may be expanded or contracted from time to time, computed from the center line of all interior partition walls and from the exterior face of all exterior walls. At the time of the execution of this Lease, the denominator number is 348,116.

         6.2.2 "Limited Common Facilities Maintenance Costs" shall mean the aggregate of all costs and expenses of every kind or nature paid or incurred by Landlord directly or indirectly in operating, maintaining, managing, equipping, policing, securing, lighting, cleaning, painting, striping, signing and repairing the common parking facilities and other common areas, facilities, buildings, improvements, parks, trails, open space and/or recreational facilities on or under the Park as they may collectively or individually be increased or reduced from time to time. Limited Common Facilities Maintenance Costs shall include, but not be limited to, the repair and maintenance of common areas, facilities, buildings and improvements of the Park; the cost of equipment and supplies used in the maintenance and operation of the common areas, facilities, buildings and improvements in the Park (including seasonal decorations); the cost of equipment maintenance contracts; costs and expenses of repair or replacement of paving, curbs, walkways, drainage, pipes, ducts, conduits and similar items, and plate glass, lighting facilities and the roof(s) of the common facilities, buildings and improvements of the Park; resurfacing common driveways and parking areas of the Park; restriping common driveways and parking areas of the Park; pedestrian and automobile traffic and directional signs and equipment; electrical, water, heating or other utility charges for common areas, facilities, buildings and improvements of the Park; installing, repairing, maintaining and replacing utility systems, including, but not limited to, water, sanitary sewer and storm water lines and other utility lines, pipes, conduits and similar facilities for the Park; costs to connect the Park and/or the common parking facilities and other common areas and facilities of the Park to the public sewer system; sewer use charges for the Park; pest control; cleaning costs; refuse removal; snow removal; grass cutting; costs and expenses of planting, replanting, maintaining and replacing flowers, shrubbery, planters and trees; landscape maintenance; fire protection, including, but not limited to, installation, maintenance, repair, testing and replacement of sprinkler systems for common areas, facilities, buildings and improvements; reasonable management, administration, legal, accounting and engineering fees for common areas, facilities, buildings and improvements; costs of building alterations, modifications or equipment for common areas, facilities, buildings and improvements which are required by governmental or regulatory authorities or which are made primarily for the purpose of reducing Limited Common Facilities Maintenance Costs; all compensation and related costs (including overtime, holiday and premium pay) actually paid or incurred to persons engaged in the general operation and management of the Park, including the cost of social security, unemployment and other payroll taxes, worker's compensation insurance and employee benefits such as, but not limited to, vacations, pensions, group insurance and other fringe benefits. In Landlord's operating, maintaining, managing, equipping, policing, securing, lighting, cleaning, painting, striping, signing, and repairing the private streets and roads within the Park as they may exist from time to time, the common parking facilities and other common areas, facilities,

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buildings and improvements within, on or under the Park as set forth herein,
Landlord's performance of same shall not be defined, determined or used in a manner so as to eliminate new design, new materials, new systems, methods of construction or colors, provided that in all cases the overall quality and appearance of same shall not be lower than the overall quality and appearance as originally created. It is understood and agreed that Limited Common Facilities Maintenance Costs shall include both reasonable, necessary and customary costs directly incurred by Landlord and reasonable, necessary and customary costs incurred under outside contracts.

         6.3.1 The term "Road and Park Proportionate Share" shall mean a percentage, the numerator of which shall be the number of rentable square feet of floor area of the Premises as set forth in Paragraph 1.2 above (37,500) and the denominator of which shall be the number of total floor area actually constructed on the MDA property. At the time of the execution of this Lease that denominator number is 889,341.

         6.3.2 "Road and Park Operating Costs" shall mean the aggregate of all costs and expenses of every kind or nature paid or incurred by Landlord directly or indirectly in operating, maintaining, managing, equipping, policing, securing, lighting, cleaning, painting, striping, signing, and repairing the developed portions of all private and public streets and roads that may exist from time to time within the MDA Property. Road and Park Operating Costs shall include, but not be limited to, the repair and maintenance of road improvements, which shall include restriping and traffic and directional signs and equipment, electrical or other utility charges for such common roads and for the common signage on the MDA Property (which signage includes, but shall not be limited to, the four illuminated signs identifying the MDA Property), maintaining utility lines, drains and similar facilities, removal of exterior litter and debris, sweeping and sand removal, snow and ice removal, grounds maintenance and grass cutting, tree and landscape maintenance, reasonable, necessary and customary premium payments for fire, liability, property damage and other casualty insurance, real estate or other taxes if applicable, reasonable, necessary and customary administration, management, legal, accounting and engineering fees, and costs of alterations, modifications or equipment that are required by governmental or regulatory authorities but not treated as capital items under proper accounting practices. Road and Park Operating Costs shall include a reasonable allocation of all compensation and related costs (including overtime, holiday and premium pay) actually paid or incurred to persons engaged in the general operation and management of the roads and streets in the developed portions of the MDA Property, including the cost of social security, unemployment and other payroll taxes, worker's compensation insurance, and employee benefits such as, but not limited to, vacations, pensions, group insurance and other fringe benefits.

         6.4 Landlord agrees that the following items shall be specifically excluded from Building Operating Costs, Limited Common Facilities Maintenance Costs and Road and Park Operating Costs: (1) advertising, commissions, tenant improvements and all other expenses incurred in leasing or procuring new tenants; (2) expenses for repairs or improvements to other tenant's leased space; (3) interest, principal, rental, late fees or other costs of any indebtedness or ground lease; (4) the costs of any work or service performed for any tenant at such tenant's cost; (5) the capital costs related to

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HVAC, plumbing and electrical systems and the roof and the capital costs of correcting structural defects in the Premises or design flaws in any major Premises system; (6) the cost of any items for which Landlord is reimbursed by insurance, any tenant or otherwise; (7) any late fees, penalties, interest charges or other similar fees; (8) any Tenant Improvement Allowance or other payment from Landlord to Tenant; (9) taxes excluded from the definition of "Taxes" as set forth in Paragraph 6.1.2; (10) bad debt losses or reserves for bad debt losses: (11) costs of selling, syndicating, financing, mortgaging or hypothecating any of the Premises or Park or Landlord's interest in the Premises or the Park; (12) expenses resulting from tortious conduct of Landlord, its employees, agents or contractors; and (13) the cost of construction of any new building in the Park.

         7: PAYMENT OF ADDITIONAL RENTAL
         -------------------------------

         7.1 Commencing on the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter (said anniversary dates hereinafter referred to as "computation dates"), the Tenant shall pay to Landlord as Additional Rental a sum calculated based upon the cost of living as reflected in the "Consumers Price Index for All Urban Consumers New York-Northern N. J.-Long Island, NY-NJ-CT-PA" (hereinafter called the "CPI") published in the Monthly Labor Review of the Bureau of Labor Statistics of the United States Department of Labor. Said Additional Rental sum shall be in effect commencing from the computation date until the next computation date or the end of the term. The amount of said Additional Rental shall be arrived at by multiplying the monthly Basic Rental ($27,968.75) as set forth in Paragraph 3.1 above by a fraction, the numerator of which shall be the CPI number for February preceding such computation date, and the denominator of which shall be the CPI number for February, 2001. The sum of the Additional Rental thereby obtained shall be payable on the first day of each calendar month until the next computation date. If there be no CPI number or comparable successor thereto, then the sum of Additional Rental contemplated herein shall be established by arbitration in accordance with the rules of the American Arbitration Association.

         7.2 As Additional Rental under this Lease Tenant shall pay to Landlord Tenant's Building Proportionate Share of Taxes, Insurance, and Building Operating Costs; Proportionate Share of Limited Common Facilities Maintenance Costs, and; Road and Park Proportionate Share of Road and Park Operating Costs.

         7.3 Tenant shall pay to Landlord its Building Proportionate Share of Taxes, Insurance and Building Operating Costs; Proportionate Share of Limited Common Facilities Maintenance Costs, and; Road and Park Proportionate Share of Road and Park Operating Costs as Additional Rental under this Lease during each year of the term of this Lease an amount equal to the product obtained by multiplying Tenant's Building Proportionate Share by the total of Taxes, the total of Insurance, and the total of Building Operating Costs; Tenant's Proportionate Share of Limited Common Facilities Maintenance Costs by the total of Limited Common Facilities Maintenance Costs and; Tenant's Road and Park Proportionate Share of Road and Park Operating Costs for such year. The

Tenant shall pay on the first day of each month, in advance, 1/12 of the amount reasonably estimated by the Landlord and provided in writing by Landlord to Tenant, on the basis of the most current information concerning Taxes, Insurance, Building Operating Costs, Limited Common Facilities Maintenance Costs and Road and Park Operating Costs available to Landlord, to be Tenant's Building Proportionate Share of the Taxes, Insurance and Building Operating Costs; Proportionate Share of Limited Common Facilities Maintenance Costs and; Road and Park Proportionate Share of Road and Park Operating Costs. Landlord shall have the right to amend its estimate of Taxes, Insurance and Building Operating Costs; Limited Common Facilities Maintenance Costs and; Road and Park Operating Costs at any time based upon current information and to adjust Tenant's Additional Rental payable under this paragraph by written notice to Tenant. Upon such adjustment and notice to Tenant, Tenant shall thereafter pay as Additional Rental 1/12 of the adjusted amount of Tenant's Building and/or Limited Common Facilities and/or Road and Park Proportionate Share (as the case may be) commencing with the first day of the first calendar month after such written notice. Within a reasonable time after the end of Landlord's fiscal year, Landlord shall furnish Tenant a statement in reasonable detail of actual Taxes, Insurance, Building Operating Costs, Limited Common Facilities Maintenance Costs and Road and Park Operating Costs for Landlord's fiscal year just ended and the Landlord and Tenant shall make an adjustment, with payment to Landlord or credit to Tenant so that the Landlord shall receive the entire amount of Tenant's Building Proportionate Share of Taxes, Insurance, and Building Operating Costs; Proportionate Share of Limited Common Facilities Maintenance Costs and; Road and Park Proportionate Share of Road and Park Operating Costs and no more. A pro-rata adjustment of Tenant's Building and/or Limited Common Facilities and/or Road and Park Proportionate Share (as the case may be) payable as Additional Rental shall be made for the beginning and end of this Lease term, provided the Lease term has terminated by lapse of time or pursuant to Paragraphs 26 or 27 hereof. However, Landlord's failure to provide such Building Proportionate Share of Taxes, Insurance, and Building Operating Costs; Proportionate Share of Limited Common Facilities Maintenance Costs and; Road and Park Proportionate Share of Road and Park Operating Costs by the date set forth above shall in no way excuse Tenant from its obligation to pay said costs or charges or any of them or constitute a waiver of Landlord's right to bill and collect such costs or charges from Tenant in accordance with this Lease.

     7.4 In the event Landlord incurs any expenses which meet the definitions above as Taxes, Insurance, Building Operating Costs, Limited Common Facilities Maintenance Costs and/or Road and Park Operating Costs, which expenses are unanticipated or not usually incurred by Landlord on a regular or scheduled basis (hereinafter referred to as "Non-Recurring Expenses"), Tenant shall pay its pro-rata share of such Non-Recurring Expenses on a lump sum basis. Upon Landlord incurring such Non-Recurring Expenses, Landlord shall calculate Tenant's share of same based upon the applicable formula set forth above and the type of expense incurred. Landlord shall give Tenant written notice of Tenant's share of said Non-Recurring Expense, and Tenant shall have a period of thirty
(30) days from Tenant's receipt of said written notice to pay its share of the Non-Recurring Expense in full.

         7.5 In the event said Tenant, or Tenant's use and occupancy of the Premises, causes, for any reason whatsoever, any additional charge or increase in the rate of fire insurance on the building of which the Premises are a part, the Tenant shall, from time to time immediately upon receipt of notice, do whatever is deemed necessary, and follow whatever recommendations may be made, by the Landlord or its Agents, or any other duly constituted authorized body, in order that such additional charge or increase in rate of fire insurance on the building so caused by such tenancy, use or occupancy of the Premises, by the Tenant may be removed, or, in the event conditions are such that nothing can be done, by way of improvements or otherwise, to remove such extra and additional charge or increase of rate of fire insurance on the building, or the expense involved is excessive, then the Tenant shall pay the Landlord as Additional Rental the increased or additional cost of such fire insurance on the building.

         7.6 It is the intention of the Landlord and Tenant that the Basic Rental shall be completely "net" to Landlord such that all Taxes, Insurance, Building Operating Costs, Limited Common Facilities Maintenance Costs and Road and Park Operating Costs which are applicable to the Building and/or the Limited Common Facilities and/or the Roads and Park (as the case may be) shall either be paid directly by the various tenants of the Building and/or the Park (as the case may be) or paid by the Landlord and allocated among such tenants, except for those costs and expenses excluded in Paragraph 6.4 above.

         7.7 Within sixty (60) days after Landlord provides Tenant with the financial statement required under Paragraph 7.3 above, Tenant shall have the right, at Tenant's sole cost and expense, upon reasonable advance notice to Landlord and subject to Landlord's ability to accommodate Tenant at the time requested, at any time during regular business hours, to audit and review Landlord's records pertaining to Taxes, Insurance, Building Operating Costs, Limited Common Facilities Maintenance Costs, Road and Park Operating Costs and Non-Recurring Expense as they relate to any charges imposed on Tenant pursuant to this Lease. Failure of Tenant to request said audit for the fiscal year for which said Landlord statement was issued within said sixty (60) day period shall preclude Tenant from requesting said audit at any time thereafter. Landlord shall maintain its books and records in accordance with generally recognized and accepted accounting principles and practices. Tenant shall not, at any time or for any purpose or reason, disclose any of such non public information or documentation to any person, firm or corporation except employees, financial advisors, auditors and legal advisors of Tenant necessary to conduct such review for Tenant's purposes, or as may be required by law. Disclosure of such information except as explicitly authorized herein shall be a default under this Lease.

         8. SECURITY
         -----------

         8.1 Landlord acknowledges receipt of the sum of Seventy One Thousand Six Hundred Twenty Five and 00/100 ($71,625.00) Dollars, which sum is equivalent to two (2) months of Basic Rental and Additional Rental as of the date of the execution of this Lease, which shall be returned to

Tenant, without interest, on the day set forth for the expiration of the term herein, provided, however, that Tenant has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed, and which sum shall be held by Landlord as a security for the full and faithful of Tenant to so perform under the conditions and terms of this Lease. Landlord shall have the right to require Tenant to increase the amount of said security deposit to reflect the then current Basic Rental by written notice to Tenant. In addition, Landlord shall have the right to require Tenant to increase the amount of said security deposit, provide a completion bond or irrevocable letter of credit in form satisfactory to Landlord to financially secure Landlord against the faithful performance of Tenant's obligation to repair or restore the Premises at the termination of this Lease under Paragraph 12.2 hereunder, the amount of said increased security deposit, completion bond or irrevocable letter of credit to be determined by Landlord in its reasonable commercial judgment. Upon such written notice to Tenant, Tenant shall pay such additional security deposit, provide said completion bond or said irrevocable letter of credit within Thirty
(30) days. Landlord may apply security deposit, or so much thereof, or so much thereof as may be necessary, towards the remedying of any damage or condition that is the responsibility of Tenant which an inspection shall disclose. Nothing hereinabove contained shall, in any way, limit the right of Landlord to recover against Tenant for any damage or other condition arising out of the failure of Tenant to so perform. In no event shall Tenant have the right to cause or direct Landlord to apply the security deposit against any monthly rental installment, including the last month's rental installment.

         9: UTILITIES
         ------------

         9.1 The Tenant shall pay directly or reimburse the Landlord as Additional Rental for all utility charges or services, including, but not limited to, electric, water, gas, sewer and telephone charges, furnished to or used by Tenant in the use of the Building, and any surcharges, other fees or charges, whether direct or indirect, charged by the utility to the Landlord related to Tenant's use of utilities in the Building. Landlord shall not be under any responsibility or liability in any way whatsoever for the quality, impairment, interruption, stoppage or other interference with service involving water, heat, gas, electric current for light and power, telephone or any other service by any utility, provided, however, that the foregoing shall not diminish Landlord's responsibilities under Paragraph 10.1 below.

         10: REPAIRS AND MAINTENANCE
         ---------------------------

         10.1 The Landlord shall repair and maintain in good order and condition throughout the term of this Lease, the exterior and structure of the Premises and the building containing the Premises, including, without limitation, the Premises' roof, walls and foundation, all common areas and improvements in the Park, the plumbing, sewer and electrical lines and systems serving the Premises, and all parts of the heating, plumbing, electrical and heating, ventilation air conditioning systems within or serving the Premises installed or provided by Landlord or Landlord's contractor, and the Landlord shall make any repairs necessary to make all exterior doors and windows air and water tight and in a safe condition.

         10.2 Throughout the term of this Lease the Tenant shall repair and maintain in good order and condition the entire interior of the Premises including all glass in windows, doors or skylights, all parts of the plumbing and electrical systems within or on the Premises, and the lighting fixtures within the Premises. Tenant, at Tenant's expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent) and ballasts used in the Premises. The Tenant agrees to keep both sides of all outside glass areas in a neat and clean condition, and to store all trash and garbage within the Premises or in "dumpsters" or other receptacles located outside the Premises in a location designated by Landlord which dumpsters and other receptacles shall be provided at Tenant's expense as set forth in Paragraph 14.1 below. It is understood and agreed that the heating, ventilation and air conditioning units located on and/or serving the Premises which are installed or provided by Landlord or Landlord's contractor shall be repaired and maintained by the Landlord. It is understood and agreed that the heating, ventilation and air conditioning units located on and/or serving the Premises which are installed or provided by Tenant (if any) shall be repaired and maintained by Tenant. Tenant hereby acknowledges that said heating and air conditioning units and systems serve only the Premises and no other premises in the Park. Therefore, Tenant hereby agrees to pay as Additional Rental to Landlord upon demand any and all bills, invoices or other reasonable costs and expenses incurred by Landlord for the maintenance, repair of said heating and air conditioning units and systems, subject to the limitations of Paragraph 6.4 above.

         10.3 Notwithstanding the foregoing, each party hereto shall make any repairs of any kind necessitated by its own act, default or negligence, or that of its agents, servants, employees, licensees or contractors. In the event such repairs are necessitated by the act, default or negligence of Tenant, or that of its agents, servants, employees, licensees or contractors, Landlord may make or cause the same to be made, but shall not be obligated to do so, and Tenant agrees to pay the Landlord promptly upon Landlord's demand, as Additional Rental, the full cost of such repairs, if made. In the event Landlord elects not to make such repairs caused by the act, default or negligence of Tenant, or that of its agents, servants, employees, licensees or contractors, Landlord may require Tenant to promptly make such repairs at Tenant's sole cost and expense.

         11: PARKING FACILITIES AND COMMON AREAS
         ---------------------------------------

         11.1 Landlord hereby grants to Tenant, its agents, servants, employees, visitors, licensees, customers and contractors a non-exclusive license to use up to 117 undesignated spaces of the parking facilities and to use the other common areas and facilities of the Park in common with others during the term of this Lease as shown on Exhibit B-2, subject to the exclusive control and management thereof by Landlord and subject, further, to the rights of the Landlord to make changes, additions to, subtractions from, rearrangements of, alterations of, modifications of and/or supplements to the parking facilities and other common areas and facilities, the Park or the real property of which it is a part provided that Tenants right to use 117 parking spaces shall not be reduced as a result thereof.

         11.2 Landlord will, or will cause others to, operate, maintain, manage, equip, police, light, repair, clean, plow, shovel and repave the parking facilities and other common areas and facilities in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Park. Landlord shall have the right (1) to establish, modify and enforce reasonable rules and regulations with respect to the Park and parking facilities and other common areas and facilities; (2) to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Park and parking facilities and other common areas and facilities; (3) to close temporarily any or all portions of the Park and parking facilities and other common areas and facilities; and (4) to do and perform such other acts in and to the Park and parking facilities and other common areas and facilities and improvements as, in the reasonable business judgment of the Landlord, is advisable. Tenant shall conform to all reasonable and uniform rules and regulations which the Landlord may make in the management and use of the parking facilities and other common areas and facilities.

         11.3 Tenant and its employees shall not park cars except in areas which shall be designated by Landlord for Tenant parking as shown in Exhibit B-2 attached hereto. All loading and unloading of goods shall be made at the rear entrance or truck dock. Tenant agrees that upon written notice from Landlord, it will, within ten (10) days, furnish Landlord with the state automobile license numbers assigned to the cars of all its employees. Landlord may require Tenant to cause its employees to identify their vehicles by way of stickers issued by Landlord or other means of identification evidencing authority to use the MDA property. Landlord reserves the right to require Tenant to remove "junk" and/or unregistered motor vehicles which are or were owned by any employee of Tenant from the parking area if, in Landlord's judgment, said vehicle make the parking area unsightly or if said vehicles interfere with free ingress and egress. Further, Landlord reserves the right to cause the removal of any vehicles which are parked in a location which interferes with free ingress and egress throughout the Park and Premises. No portion of any parking area shall be used for the repair or storage of vehicles or equipment (other than on an emergency or day-to-day transient basis by Tenant, its agents, servants, employees, visitors, licensees, customers and contractors). The foregoing shall not prohibit Tenant from parking a normal and customary fleet of company cars in the parking area, provided that no vehicle maintenance (which term includes, but is not limited to, gasoline pumping and automobile repair) may be performed.

         12: TENANT FIT-OUT AND ALTERATIONS
         ----------------------------------

         12.1 When Landlord permits Tenant to enter upon the Demised Premises prior to the Commencement Date for the purpose of performing the Tenant Process Work, or in the event Landlord permits Tenant to enter upon the Demised Premises for the purpose of moving or installing any of Tenant's furniture, equipment fixtures, business machines or other personal property into or upon the Demised Premises, or for any other purposes the provisions of Paragraph 25 (Fire Insurance) and Paragraph 26 (Damage) of this Lease Agreement shall apply and become effective as of the date of the first such entry by Tenant.

         12.2 After the completion of the Landlord Work and Tenant Work set
                                                   -
forth in Exhibit W-1 hereof and the Tenant Process Work, the Tenant is
                   -
specifically prohibited from renovating, altering, improving, and/or making any interior or exterior changes, or installing any equipment (other than normal office equipment) in the Premises without the prior approval of Landlord, said approval may be granted or withheld in Landlord's sole and absolute discretion. Prior to the commencement of the work, Tenant shall deposit with Landlord a sum of cash equivalent to Ten (10.00%) per cent of the cost of the work as determined by Landlord, provide a completion bond or irrevocable letter of credit in form satisfactory to Landlord or at Landlord's option, an amount determined by Landlord in Landlord's reasonable commercial judgment, as security to assure the proper completion of the approved work. If Tenant completes said work in accordance with the approved plans and specifications, Landlord shall return said sum to Tenant, without interest, release said completion bond and/or irrevocable letter of credit within Thirty (30) days of the issuance of the Certificate of Occupancy as set forth below. Prior to the commencement of any work approved by Landlord, Tenant shall provide Landlord with a copy of any appropriate and/or required permit for the approved work issued by the appropriate governmental authority. Upon completion of the approved work, Tenant shall provide Landlord with a copy of the Certificate of Occupancy for the approved work issued by the appropriate governmental authority. All of such work conducted by Tenant or at its direction shall be done at Tenant's sole cost and expense, shall conform in all respects to Landlord's standards and specifications, shall be done in a workmanlike manner, shall at all times comply with all applicable laws, rules, ordinances and regulations and in no way harm the structure of the Premises or the building of which the Premises are a part, provided that at the expiration of this Lease, or any extension thereof, Tenant, at its expense, restores the within Premises to its original condition, ordinary wear and tear, Landlord Work and the Tenant Work set forth in Exhibit W-1 hereof excepted, and repairs any damage to the Premises resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by Tenant, or repairs and restores the Premises to the condition it was in during the term of this Lease, at Landlord's option if requested to do so by Landlord. Landlord reserves the right, before approving any such changes, additions or alterations, and to secure Landlord against Tenant's obligation to repair or restore the Premises at the end of the term of the Lease to require the Tenant to furnish it a good and sufficient bond. All of such changes, additions or alterations shall be made solely at the expense of the Tenant; and the Tenant agrees to protect, indemnify and save harmless the Landlord on account of any injury to third persons or property, by reason of any such changes, additions, or alterations, and to protect, indemnify and save harmless the Landlord from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith. Before Tenant may do any work at the Premises pursuant to this paragraph, Tenant must provide Landlord with a Certificate of Insurance in an amount reasonably satisfactory to Landlord, which insurance must provide the coverage required under this paragraph. All of such work conducted by Tenant or at its direction shall be performed only by contractors or subcontractors selected by Tenant from a list of same prepared by Landlord. Tenant is specifically prohibited from using any contractor or subcontractor not listed by Landlord as approved, and the use of any contractor or subcontractor not on the approved list provided by Landlord shall be a default under this Lease. Tenant shall make no structural changes, roof penetrations, exterior wall penetrations or alterations unless prior approval from the Landlord is obtained in writing, which approval may be granted or withheld in Landlord's sole discretion. As to any structural changes, roof penetrations, exterior wall penetrations or alterations Landlord shall have the absolute right, in Landlord's sole discretion, to designate the contractor(s) which may perform said work.

         12.3 Tenant, may, at its expense install any interior lighting fixtures or other trade fixtures or equipment, and may at its expense repair, redecorate and/or paint the Premises with the prior approval of the Landlord in writing, after submission of such plans and specifications to Landlord, said approval not to be unreasonably withheld. All work done by Tenant hereunder shall be in accordance with all requirements of Paragraph 12.2 above.

         13: SIGNS
         ---------

         13.1 Tenant shall have the right to install signage (including exterior signage on the Building) in conformance with all applicable laws, the MDA and Landlord's requirements, subject to Landlord's approval. The Tenant shall not display any sign, picture, advertisement, awning, merchandise or notice on the outside of the building of which the Premises are a part, nor on the outside or inside of the Premises, except as shall conform to the requirements of the Landlord and any governmental agencies having jurisdiction thereof. Having been granted authority to erect and maintain a sign or signs, Tenant shall maintain said sign(s) in a first class condition and state of repair. Missing, broken, blocked or malfunctioning letters or other elements of signage shall be replaced or repaired by Tenant at Tenant's sole cost and expense within 30 days of such condition occurring. If, after such 30 day period, such repair or replacement has not been accomplished by Tenant as required hereunder, Tenant shall, upon notice from Landlord, cover such sign in its entirety with brown or black opaque material until the repair or replacement has been accomplished. If Tenant fails or refuses to make such repair or replacement or cause the sign to be covered as required, Landlord may, but shall not be obligated to, cause such repair or replacement to be done and Tenant shall pay to Landlord on demand, as Additional Rental, any costs or expenses incurred or paid by Landlord making such repair or replacement in accordance with the provisions of this Paragraph.

         14: OUTSIDE APPEARANCE AND DISPLAYS
         -----------------------------------

         14.1 Tenant shall maintain the Premises in a neat and clean condition, shall keep sidewalks adjoining the Premises clean and free from rubbish and shall store all trash and garbage within the Premises or in such place as Landlord may designate, and shall arrange for the regular pick up of trash and garbage. Tenant shall not burn any trash of any kind in and about the building and shall not permit rubbish, refuse or garbage to accumulate or fire hazards to exist about the Premises.

         14.2 The Tenant shall not display any merchandise or show cases or other obstructions on the outside of the building, or the Premises, or in any lobby or passageway adjoining the same which shall extend beyond the border line of the Premises, except a picnic table.

         15. CHANGES OR ALTERATIONS BY LANDLORD
         --------------------------------------

         15.1 Without liability or allowance to Tenant on the part of Landlord, Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises which pipes, ducts and conduits existed on the date of the execution of this Lease or are permitted under Paragraph 1.3 hereof. In the exercise of said rights Landlord agrees to reasonably attempt to not cause material interference with Tenant's business. Landlord agrees, except in case of emergency, to give Tenant prior reasonable notice before proceeding with any changes or alterations and to proceed with due diligence so as to minimize interference with Tenant's business. In addition, Landlord agrees not to unreasonably interfere with the use of the Premises and covenants that all changes shall be consistent with high quality office/business Buildings.

         15.2 Landlord reserves the right to name or renumber the Building and to change the name or address of the Building at any time and from time to time, and to so indicate on any interior or exterior surface of the Building. If Landlord exercises said right(s), Landlord will reimburse Tenant a reasonable amount for Tenant's costs arising directly from such change(s), including, without limitation, replacing a reasonable amount of Tenant's stationary, business cards and the like.

         15.3 There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additional, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in or to the fixtures, appurtenances or equipment thereof; and no liability upon Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in or to the fixtures, appurtenances or equipment thereof, except as required by Landlord under this Lease; however, Landlord agrees to use due diligence when making any changes, alterations, additions, improvements, repairs or replacements so as to attempt to cause minimum inconvenience to Tenant's business operation.

         16: COVENANTS BY TENANT
         -----------------------

         16.1 Tenant shall pay promptly when due all Basic Rental, Additional Rental and other charges under this Lease at the time and in the manner set forth in this Lease.

         16.2 Tenant shall procure and maintain in effect at all times any licenses and permits required for any use made of the Premises by Tenant. Upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it, and to yield up peaceable to Landlord the Premises in the condition required by this Lease, damage by fire, taking, casualty, structural defects (other than those caused by Tenant, its agents, servants, employees, invitees and/or contractors) and reasonable wear and tear only excepted.

         16.3 Tenant shall not make any use of the Premises which causes disruption or interference with the normal business operations of either Landlord or any other occupants of the Building or of the Park or is contrary to any law, ordinance or regulation, nor permit any act or thing to be done on the Premises which shall constitute a nuisance or which may make void or voidable any insurance on said Premises, the building of which they are a part, the Park, or the parking facilities or other common areas or facilities against fire, and to pay any increased or extra premium payable for any such insurance resulting from any act done by Tenant, its agents, servants, employees, invitees and/or contractors.

         16.4 Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises, the building of which they are a part, the Park, and the parking areas and other common areas and facilities, shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all government requirements; and to save Landlord harmless and indemnified from all injury, loss, claims or damage (including, but not limited to, Landlord's costs of defense and reasonable attorney's fees) to any person or property occasioned by or growing out of such work.

         16.5 Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part of the Building's plumbing, electrical, heating, air conditioning or other systems serving, located in, or passing through the Premises. Such condition shall be remedied by Landlord and, if the same was caused by Tenant, the cost of remedy thereof shall be paid by Tenant. In no event shall Tenant be entitled to claim any damages arising out of or from such damage or defective condition. Nothing, however, in this paragraph is intended to relieve Landlord from the negligence or willful wrongdoing of itself or its agents, servants, employees, invitees and/or contractors.

         17: LIABILITY AND INDEMNITY
         ---------------------------

         17.1 The Tenant shall save the Landlord harmless and indemnified from all injuries, loss, claims or damage (including, but not limited to, Landlord's costs of defense and reasonable attorney's fees) to any person or property while within or on the Premises unless caused by the act, negligence or default of the Landlord, its agents, servants, employees, invitees and/or contractors, and from and against all injury, loss, claims or damage (including, but not limited to, Landlord's costs of defense and reasonable attorney's fees) to any person or property anywhere occasioned by any act, negligence or default of Tenant. Tenant shall furnish liability insurance naming Landlord as an additional insured, in the amount of $3,000,000.00, combined single limit policy for bodily injury and property damage. Landlord shall have the right to require Tenant to increase the amount of Tenant's insurance coverage set forth above based upon Landlord's reasonable commercial judgment. The Tenant shall furnish to Landlord a certificate of insurance which will provide by suitable endorsements (a) that the contractual liability of Tenant hereunder is covered thereby, and (b) that the insurance will not be canceled or substantially changed without at least ten (10) days prior written notice to Landlord.

         17.2 The Landlord shall save the Tenant harmless and indemnified from all injury, loss, claims or damage (including, but not limited to, Tenant's costs of defense and reasonable attorney's fees) to any person or property while on the parking facilities or other common areas and facilities, or any portion of the Park premises not within the Tenant's Premises, unless caused by the act, negligence or default of Tenant, its agents, servants, employees, invitees and/or contractors, and from and against all injury, loss, claims or damage (including, but not limited to, Tenant's costs of defense and reasonable attorney's fees) to any person or property anywhere occasioned by any act, negligence or default of Landlord. Landlord shall maintain public liability insurance in amounts Landlord in its reasonable commercial judgment deems necessary and appropriate, in companies qualified to do business in said state insuring Landlord against injury to persons or damage to property as herein provided.

         17.3 Tenant shall deliver to Landlord certificates of such insurance at or prior to the commencement of the term of this Lease, and thereafter within ten (10) days prior to the expiration of such policies.

         18: BANKRUPTCY OR INSOLVENCY
         ----------------------------

         18.1 To more effectually secure the Landlord against loss of the rent and other payments herein provided to be made by the Tenant, it is agreed as a further condition of this Lease that the filing of any petition of bankruptcy or insolvency by or against the Tenant, or the adjudication in Bankruptcy of the Tenant, or the appointment of a Receiver for Tenant by any court, or Tenant's assignment of its property for the benefit of creditors shall be deemed to constitute a breach of this lease, if said petition is not dismissed or Receiver discharged within sixty (60) days after the filing or appointment, and thereupon without entry or other action by the Landlord, this Lease shall, at the option of the Landlord, become and be terminated; and not withstanding any other provisions of this Lease, the Landlord shall forthwith upon any such termination be entitled to recover the rent reserved in this Lease for the residue of the term hereof less the fair rental value of the Premises for the residue of said term.

         19: LITIGATION
         --------------

         19.1 In the event the Landlord or its Agents, without fault on its/their part, or default under the terms of this Lease, become involved, through or on account of the occupancy of the Premises by the Tenant, or the conduct of Tenant's business upon the Premises, in any controversy or litigation, with any Third Party, the Tenant shall upon notice from Landlord or its Agent, immediately take all necessary steps, and do whatever may be necessary to remove said Landlord's connection with, or liability under such controversy or litigation, and particularly if such controversy or litigation throws any cloud or encumbrance upon the title of said Landlord to its real estate; provided, that if the Tenant believes it has a good and valid defense, or claim, in such controversy or litigation which Tenant desires to set up and maintain by and throughout court procedure and litigation, the Tenant shall have the right to do so, provided it first executes and delivers to the Landlord an indemnifying bond with surety, and discharges any and all final judgments, liens, costs, damages, expenses and obligations of Landlord whatsoever, in or arising out of the controversy or litigation involving the Landlord or its Agents, including all costs, expenses and reasonable attorney's fees incurred by Landlord or its agents in protecting their interest or defending themselves in such controversy or litigation.

         20:  ATTORNEY'S FEES
         --------------------

         20.1 If the Landlord or Tenant shall at any time be at default hereunder, and if the Landlord or Tenant shall institute an action, summary proceeding or arbitration against the other party based upon any such default, or if the Landlord or Tenant shall cure such default or defaults for the act of the other party, then the Landlord or Tenant will reimburse the other party for the expense of attorney's fees and disbursements thereby incurred by the other party, so far as the same are reasonable in amount. Also so long as the Tenant shall be a Tenant hereunder the amount of such expenses shall be deemed to be "Additional Rent" hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses. Similarly, if Landlord is required to reimburse Tenant under this Paragraph, Landlord shall pay said reimbursement on the first day of the month following the incurring of such respective expenses.

         21:  HAZARDOUS SUBSTANCES
         -------------------------

         21.1 The term "Hazardous Substance" shall mean any substance, chemical or waste that is or shall be listed or defined as hazardous, toxic or dangerous under Applicable Environmental Law, including, but not limited to PCB's and any petroleum products, except commonly used cleaning products and products used in common office machinery, i.e photocopiers, in amounts customary and reasonable for normal office use.

         21.2 The term "Applicable Environmental Law" shall include, but shall not be limited to, CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C.(S)(S)1251, et. seq., the Clean Air Act, 42 U.S.C.(S)7401, et. seq., and the regulations thereunder, and any other local, state and/or federal laws or regulations, whether currently in existence or hereinafter enacted, that govern:

       (i)    the existence, cleanup and/or remedy of contamination on property;
       (ii) the protection of the environment from spilled, deposited or otherwise emplaced contamination;
       (iii)  the control of hazardous wastes; or
       (iv) the use, generation, transport, treatment, removal or recovery of hazardous substances, including building materials.

       21.3 On or before the Commencement Date Landlord shall, at Landlord's sole cost and expense, provide to Tenant a Phase I Environmental Assessment of the Building of which the Premises are a part from an environmental consultant selected by Landlord (the "Initial Environmental Audit").

       21.4 Tenant shall not use, store, generate, treat, transport or dispose of any hazardous waste or Hazardous Substances on the Premises or the Park without first obtaining Landlord's written approval. Tenant shall notify Landlord and seek such approval in writing at least thirty (30) days prior to bringing any Hazardous Substances, as defined by any Federal, State or local law or regulation, onto the Premises. Landlord may withdraw approval of any such Hazardous Substances at any time, for reasonable causes related to the threat of contamination, or damage or injury to persons, property or resources on the Premises, the Building of which the Premises are a part or the Park. Upon receipt of such disapproval, Tenant shall remove the Hazardous Substances from the Premises or the Park. Landlord's failure to approve the use of a Hazardous Substance under this paragraph shall not limit or affect Tenant's obligations under this Lease, including Tenant's duty to remedy or remove releases or threatened releases; and to comply with all applicable laws, federal, state and local relating to the use, storage, generation, treatment, transportation and/or disposal of such hazardous waste and/or Hazardous Substances.

       21.5 For any years in which Tenant has used, generated, treated, stored or transported Hazardous Substances on or in the Premises or the Park, Tenant shall provide Landlord with a written report (i) listing the substances which were present on or in the Premises or the Park as a result of Tenant's use of same (and provide copies of Material Safety Data Sheets [MSDS] with respect to same and copies of all manifests required by State or Federal laws with regard to disposal of any Federally-regulated hazardous waste or Connecticut-regulated waste); (ii) all releases of Hazardous Substances that occurred or were discovered on the Premises or the Park by Tenant, its agents, servants, employees, invitees or contractors; (iii) all Hazardous Substance-related compliance activities, including all contacts with administrative agencies in any way concerning Hazardous Substances and all requests from third parties for cleanup or compliance occurring or received by Tenant, its agents, servants, employees, invitees or contractors; and (iv) all plans relating to the use of the Premises or the Park, consent agreements or other contracts relating to Hazardous Substances executed or requested during that time period by Tenant, its agents, servants, employees, invitees or contractors. The report shall include copies of all documents and correspondence related to such activities and written reports of verbal contacts by Tenant, its agents, servants, employees, invitees or contractors. Tenant shall designate one individual or position to be responsible to provide information to Landlord with respect to Hazardous Substances and/or environmental matters.

         21.6 In the event Tenant applies for any permits or approvals with respect to storage, generation, treatment, transportation and/or disposal of hazardous waste or Hazardous Substances, Tenant shall notify Landlord and provide copies of said applications prior to submission of same to governmental authorities for approval.

         21.7 Tenant further agrees to promptly contain, remove and mitigate the effect of any such pollution or contamination or hazardous waste or Hazardous Substances on the Premises or the Park resulting from the act, omission or negligence of Tenant, its agents, servants, employees, invitees or contractors, in compliance with all applicable laws and regulations; and take all such steps which may be required to satisfy and/or remove any lien placed upon said Premises or the Park by the Commissioner of the Connecticut Department of Environmental Protection pursuant to Connecticut statutes or regulations, the United States Environmental Protection Agency pursuant to Federal statutes or regulations, the local government or any legal authority, or any agents of any of said entities, or any other entity or person, be it a public agency or private, pursuant to any federal, state or local law, ordinance or regulation resulting from any such act, omission or negligence of Tenant, its agents, servants, employees, invitees or contractors.

         21.8 Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises and all activities thereon, including activities involving environmental matters and/or Hazardous Substances, or for the purposes of maintaining the Building. As to inspection or maintenance of the Premises in the normal course of Landlord's business, Landlord will provided Tenant forty eight
(48) hours notice of such inspection or maintenance, and Tenant shall have the right to have a representative of Tenant present at all such times. As to inspection or maintenance which Landlord reasonably considers to be an emergency or require immediate attention, Landlord shall not be required to give any prior notice to Tenant, nor to wait for any Tenant representative, but will give Tenant notice of said inspection or maintenance within a reasonable time thereafter.

         21.9 No spill, deposit, emission, leakage or other release of hazardous waste or Hazardous Substances in or on the Premises or the Park, soil, groundwater and/or water by Tenant, its agents, servants, employees, invitees or contractors shall be deemed to result in wear and tear that would be normal for the period of Tenant's occupancy.

         21.10 After Tenant has vacated the Premises in accordance with the terms and conditions of this Lease, but no later than 10 days after the expiration or sooner termination of this Lease, Tenant shall, at its sole cost and expense, provide Landlord with a phase I environmental assessment of the Premises, together with such additional reports and testing (including a phase II environmental assessment) if necessary in Landlord's sole discretion using a consultant selected by and acceptable to Landlord, to determine the environmental status of the Premises as of the date of that Environmental Update ("Environmental Update").

         21.11 Tenant shall surrender the Premises free of any contamination or other damage caused by such occurrences during the term of this Lease by Tenant, its agents, servants, employees, contractors or invitees.

         21.12 The Tenant hereby irrevocably and unconditionally agrees to indemnify and hold the Landlord and Owner harmless, at all times, from and against all liabilities, claims, liens, losses, costs, damages and expenses, including, but not limited to reasonable attorney's fees and costs of defense and experts incurred by the Landlord or Owner, claims paid whether as a result of final judgment or in the settlement of contested claims, which the Landlord or Owner may incur, sustain or be liable for, directly or indirectly, as the result of any acts, omissions or negligence by the Tenant, its agents, servants, employees, invitees or contractors which results in the exercise by the United States Environmental Protection Agency, the Connecticut Department of Environmental Protection, the local government or any legal authority, or any agents of any of said entities, or any other entity or person, be it a public agency or private, of any legal rights it may now or hereafter be entitled to exercise with respect to Chapter 445 or 446K of the Connecticut General Statutes (C. G. S.(S)22a-114, et. seq. and C.G.S.(S)22a-416 et. seq. respectively and C.G.S. (S)22a-451 et. seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.(S)6901 et. seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.(S)9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C.(S)1801 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et. seq.), the Clean Air Act (42 U.S.C.(S)7401 et. seq.), the Toxic Substances Control Act (15 U.S.C.(S)2601 et. seq.), the Clean Water Act (33 U.S.C.(S)1251 et. seq.), the Safe Drinking Water Act (42 U.S.C.(S)(S)300f through 300j), the Oil Pollution Control Act of 1990 (33 U.S.C.(S)2701 et. seq.), the Rivers and Harbors Act of 1899 (33 U.S.C.(S)401 et. seq.) and the Occupational Safety and Health Act (29 U.S.C.(S)651 et. seq.) or any amendment, supplement or modification thereof or regulations or other authority promulgated thereunder, or any other similar Federal, State or local law, ordinance or regulation and for any other matter arising directly or indirectly as a result of said laws or regulations including, but not limited to, the removal of any "Hazardous Waste" as defined in the Federal laws or regulations or the Connecticut General Statutes or regulations, or Hazardous Substance as defined above, whether or not ordered by the respective Government agencies referred to above or any Federal, State or local law or regulation or any other claim at law or in equity. In the event the Landlord or Owner incurs any of such expenses, or any of the above mentioned authorities exercises any of the powers or rights set forth above as a result of the activities of Tenant as set forth above, then the Landlord or Owner may require the Tenant to post a bond in favor of the Landlord or Owner in an amount sufficient to indemnify Landlord or Owner under this paragraph, the amount of said bond to be determined by the Landlord or Owner. Failure of the Tenant to post said bond when required by Landlord or Owner shall be a default under this lease. The provisions of this paragraph shall be binding on the Tenant, its successors and assigns, and inure to the benefit of the Landlord and Owner, their successors and assigns.

         21.13 Tenant's obligations under this Paragraph, including, but not limited to its reporting, remediation and indemnification obligations, shall be limited to any Hazardous Substances generated, stored, transported or disposed of by Tenant, its successors and assigns, and inure to the benefit of the Landlord and Owner, their successors and assigns.

         21.14 This Paragraph 21 shall survive the termination or expiration of this Lease.

         22: ASSIGNMENT, MORTGAGING AND SUBLEASE
         ---------------------------------------

         22.1 Tenant covenants and agrees, for Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, or offered or advertised for subletting, without the prior written consent of Landlord in every case; provided, however, that if Tenant is a corporation, limited liability company, partnership, association or other legal entity the assignment or transfer of this Lease and the term and estate hereby granted, to any corporation, limited liability company, partnership, association or other legal entity into which the Tenant is merged or with which the Tenant is consolidated or which corporation, limited liability company, partnership, association or other legal entity controls, is controlled by or is commonly controlled with Tenant, or which corporation, limited liability company, partnership, association or other legal entity is purchasing substantially all of Tenant's business as conducted at the Premises (such corporation, limited liability company, partnership, association or other legal entity being hereinafter, in this Paragraph 22, called "Assignee") without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, Assignee shall have executed, acknowledged and delivered to Landlord an agreement, in form and substance satisfactory to Landlord, whereby Assignee shall assume and agree to perform, and to be personally bound by and upon, all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of the Tenant to be performed, and whereby Assignee shall expressly agree that the Provisions of this Paragraph 22 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers, and further conditioned that Tenant shall execute and deliver to Landlord a Guaranty of payment and performance of Assignee in form and substance satisfactory to Landlord.

         22.2 Notwithstanding anything hereinbefore contained in this Paragraph 22, in the event Tenant desires Landlord's consent to an assignment or subletting of all or any part of the Premises, Tenant, by notice in writing, shall notify Landlord of the name of the proposed assignee or subtenant, such information as to proposed assignee's or subtenant's financial responsibility and standing as Landlord may reasonably require, and of the covenants, agreements, terms, provisions and conditions contained in the proposed assignment or sublease.

         22.3 Landlord covenants not to unreasonably withhold or delay its consent to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant on said covenants, agreements, terms, provisions and conditions set forth in the notice to Landlord referred to above, provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

         (a) in the reasonable judgment of Landlord, the proposed assignee or subtenant is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the MDA, building and occupancy;

         (b) in the reasonable judgment of Landlord, the purposes for which the proposed assignee or subtenant intends to use the portion of the Premises sublet to it are such as are in keeping with the standards of Landlord in those respects for the MDA, Building and its occupancy;

         (c) such subletting will result in there being no more than three occupants of the Premises, including Tenant and all subtenants;

         (d) the space so to be sublet shall be regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes;

         (e) the proposed assignee or subtenant under such proposed subletting shall not be a government or any subdivision or agency thereof nor then be a tenant or subtenant of Landlord or an occupant of any part of the Building in excess of ten thousand (10,000) square feet outside the Premises;

         (f) Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with the said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to an assignment or subletting;

         (g) the proposed subletting shall be at a rate not less than the rental rates at which Landlord is offering comparable space in the Building for a comparable term; and

         (h) Tenant shall pay to Landlord, as and for Additional Rental with each monthly installment of Basic Rental and Additional Rental due and payable by Tenant to

          Landlord, in case of a subletting, during the term of the sublease between Tenant and the subtenant, an amount equal to fifty (50%) percent of the excess of the rent received by Tenant from the subtenant with respect to the space covered by the sublease over the rent payable by Tenant to Landlord for said space for the same period, and in the case of an assignment, during the remainder of the term of this Lease, an amount equal to fifty (50%) percent of the excess of the total rent payable by the assignee under the terms of this Lease over the total amounts payable by Tenant to Landlord (specifically excluded from the requirements of this Paragraph 22.3(h) are Business Assignments).

    22.4 Each subletting to this Paragraph 22 shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease and the MDA. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any tenant and/or acceptance of Basic Rental and Additional Rental by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Basic Rental and Additional Rental due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of the Tenant to be performed. Tenant further covenants and agrees that, notwithstanding any such assignment or subletting, no other and further assignment, underletting or subletting of the Premises or any portion thereof shall or will be made except upon compliance with and subject to the provisions of this Paragraph 22. Tenant shall promptly furnish to Landlord a copy of such sublease.

    22.5 If this Lease be assigned or if the Premises or any part thereof be subject or occupied by any entity other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Paragraph 22, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

    23:  SUBORDINATION; TENANT'S NOTICE OF INTENT TO CANCEL
    -------------------------------------------------------

    23.1 This Lease shall be subject and subordinate at all times, to the lien of the mortgages now on the Premises, and to all advances made or hereafter to be made upon the Premises, and subject and subordinate to any Lease or other arrangement or right to possession under which Landlord is in control of the Premises and to the rights of the owner or owners of the Premises and of the land or buildings of which the Premises are a part, provided, however, that in the absence of any failure by the Tenant to perform the terms of this Lease beyond any applicable notice and cure periods, the Tenant's possession of the Premises on the terms and conditions set forth in this Lease shall not be disturbed during the term of this Lease. If the mortgagee or proposed mortgagee requests Tenant to execute an estoppel certificate or other similar document, Tenant shall execute said estoppel certificate and return same to Landlord within ten (10) days of Tenant's receipt of same. Failure of Tenant to execute and return said estoppel certificate or similar document within said ten (10) day period shall be a default under this Lease. Landlord shall use commercially reasonable efforts to obtain for Tenant a non-disturbance agreement from any current mortgagee.

         23.2 Tenant shall, upon the request of Landlord in writing and at no charge or expense to Landlord, subordinate this lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Premises or any property of which the Premises are a part irrespective of the time of execution or the time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into a written agreement with Tenant to the effect that in the event of foreclosure or other action taken under the mortgage by the holder thereof this Lease and the rights of the Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder beyond any applicable cure period. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments, and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

         23.3 Anything to the contrary notwithstanding, the Tenant shall not elect to exercise any right or option to cancel and terminate this Lease for any default by the Landlord without having first given any assignee of the rents hereunder or mortgagee of the Premises or Park prior written notice of its election to so cancel and terminate, and the assignee and/or mortgagee, their successors and assigns, shall have thirty (30) days after the receipt of such notice in which to remedy or have remedied any default of the Landlord and thereby void Tenant's election to cancel and terminate this Lease. Landlord hereby notifies Tenant that at the time of the execution of this Lease the assignee/mortgagee is the Travelers Insurance Company.

         24:  SALE BY LANDLORD
         ---------------------

         24.1 If Landlord, or any subsequent owner of the Park, Premises or Building sells the same and its successor owner assumes all liability of Landlord hereunder, Landlord's liability for the performance of its agreements in this Lease will end on the date of the sale of the Park, Premises or Building and Tenant will look solely to the purchaser for the performance of those agreements. For the purposes of this Paragraph, any holder of a mortgage or deed of trust that affects the Park, Premises or Building at any time, and any landlord in any lease to which this Lease is subordinate, at any time, will be a subsequent owner of the Park, Premises or Building when it succeeds to the interest of the Landlord or any subsequent owner of the Park, Premises or Building. Tenant will attorn to any subsequent owners of the Park, Premises or Building. Any and all security deposits paid by Tenant hereunder shall be held by such subsequent owner and Tenant shall look only to such subsequent owner for a return thereof upon the expiration of this Lease.

         25:  FIRE INSURANCE
         -------------------

         25.1 Landlord shall, from and after the date of the execution of this Lease, keep the Premises, the building of which the Premises are a part, the Park and the parking facilities and other common areas and facilities, as the case may be, insured against "all risk" loss or damage by fire and any casualties included in the extended coverage or supplementary contract endorsements, exclusive of foundation, all concrete improvements and utilities. Landlord will not, and shall not have any obligation to, provide coverage for the personal property, trade fixtures, Tenant's improvements or equipment of Tenant, as Tenant is required to provide its own insurance coverage for same as set forth in Paragraph 25.3 below.

         25.2 Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone from whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damages occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of the Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

         25.3 The Tenant shall, at its own cost and expense carry fire and casualty insurance covering all property of the Tenant and all interior installations, partitions, equipment, systems and improvements installed or made by it in the Premises, any loss payable under such insurance being payable directly to the Tenant. Tenant shall provide Landlord with a copy of the certificate for said insurance, which policy shall provide that it will not be canceled without a Ten (10) day written notice to Landlord by the insurer.

         26:  DAMAGE
         -----------

         26.1 In case of partial or total destruction of the Premises, the Landlord and Tenant will each give immediate notice thereof to the other. If the Premises shall have been damaged or destroyed to an extent less than 25% of the insurable value thereof, the Landlord will restore the Premises to their former condition within a reasonable time, not to exceed six (6) months after the receipt of any available insurance proceeds, at its expense. If the Premises shall have been damaged or destroyed to an extent of 25% or more of the insurable value thereof, the Landlord may elect to (a) restore the Premises to their former condition with a reasonable time, not to exceed nine (9) months after the receipt of any available insurance proceeds, at its expense, or (b) terminate this Lease by giving notice of termination to the Tenant. If Landlord elects to restore the Premises as set forth above and the Premises is not restored during the applicable time period, subject to the provisions of Paragraph 33.1 below, then Tenant shall have the right to terminate this Lease upon written notice to Landlord. A just proportion of the Basic Rent, according to the nature and extent of the damage or destruction, will be abated from the time of the same until the Premises shall have been restored (as hereinabove provided) or this Lease terminated, excepting, however, that if the nature of the damages is such as to render the Premises wholly unsuitable for Tenant's use, then unless this Lease is terminated by Landlord, as hereinbefore provided, all rent shall abate and Tenant's obligations under this Lease shall be suspended until such time as the Premises shall have been fully restored by the Landlord, including Landlord Work and Tenant Work set forth in Exhibit W-1 hereof. There shall be no obligation upon the part of the Landlord to repair or rebuild during the last year of the term of this Lease provided that, if Landlord elects not to repair or rebuild, then Tenant shall have the right to terminate this Lease immediately. Landlord's obligation to repair or rebuild pursuant to this paragraph shall be limited to the basic building, systems and equipment and replacement of any interior work which may have been installed at Landlord's cost or by Landlord's contractor. Landlord's obligation to repair or rebuild shall also be limited to the extent of insurance proceeds made available by any mortgagee having control over disposition of such proceeds and shall be further limited to not include the restoration, repair or rebuilding of any portion of the Premises for which Tenant is required to maintain insurance under Paragraph 25.3 of this Lease. Tenant shall be responsible to promptly restore, repair or replace any portion of the Premises for which Tenant is required to maintain insurance under Paragraph 25.3 of this Lease provided Landlord has first repaired or restored the Premises as herein provided.

         27:  EMINENT DOMAIN
         -------------------

         27.1 If any person, authority or corporation, public, private or otherwise, shall at any time during the term of this Lease or any renewal thereof lawfully condemn or take under power of eminent domain or condemnation the whole or any part of the Premises, then at the option of the Landlord this Lease shall immediately cease and terminate upon possession being taken thereunder of the Premises or any part thereof, and the Basic Rental and Additional Rental provided for hereunder shall be apportioned and adjusted as of the time of such termination. The Landlord shall notify the Tenant of any such proceedings pertaining to or in any way involving the Premises, and the Tenant shall have the right, at Tenant's sole cost and expense, to interpose and prosecute in any such proceeding a claim for the value of its leasehold interests in the Premises or any part thereof and for the value of any fixtures or improvements installed in or made to the Premises by the Tenant and for its moving expenses, and all sums recovered or awarded on the basis of such claims by the Tenant shall belong to and be payable to the Tenant. If, in the event of a partial taking, the portion taken leaves the remaining portion of the Premises wholly unsuitable for Tenant's use, then Tenant, at its election, may terminate this Lease by giving notice to Landlord of its election and in such event the Basic Rental and Additional Rental shall be apportioned and adjusted as of the date of termination. If the term of this Lease shall not be terminated as aforesaid, then the term of this Lease shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what may remain of the Premises for the occupancy of Tenant; and a just proportion of the Basic Rental and Additional Rental shall be abated, according to the nature and extent of the part of the Premises acquired or condemned, in proportion to the area of the Premises rendered unusable for Tenant to conduct its ordinary business as previously conducted at the Premises for the balance of the term of the Lease.

         27.2 Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any such taking or condemnation except as hereinafter stated or by reason of any act of any public or quasi public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be required by Landlord, to join with Landlord in any petition for the recovery of damages, if requested by Landlord, and to turn over to Landlord any such damages as may recovered in any such proceeding. If Tenant shall fail to execute such instruments as may be required by Landlord, or to undertake such other steps as may be as may requested as herein stated, Tenant shall be in default under this Lease. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for trade fixtures installed by Tenant at its own cost and expense and which are not a part of the realty, and any damages payable to Tenant for moving expenses.

         28: QUIET ENJOYMENT
         -------------------

         28.1 Landlord covenants and agrees with Tenant that upon Tenant paying all Basic Rental, Additional Rental and all other charges which may become due under this Lease and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed subject to any applicable notice and cure periods, Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises and all rights under this Lease and all said common facilities of the Park without hindrance or disturbance by Landlord.

         29: DEFAULT BY TENANT
         ---------------------

         29.1 Upon Tenant's failure to pay any installment of Basic Rental, Additional Rental or any other payment under this Lease within ten (10) days of said installment being due, or if Tenant shall fail to observe and perform any of the other conditions, agreements or provisions of this Lease, it shall be lawful thereupon, without notice as to monetary default and after ten (10) days written notice as to any other default (except where said other default cannot be cured within said ten (10) day period, if Tenant commences to cure said default within ten (10) days and diligently pursues said cure then said ten (10) day period shall be extended to thirty (30) days) for Landlord to: (1) re-enter and repossess the Premises, to remove all persons therefrom and to take exclusive possession of and remove all property therefrom; and/or (2) perform on behalf of and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, provided, however, that Landlord may exercise the remedy described in this clause without a default by, or notice to Tenant if Landlord, in its good faith judgment, believes it would suffer material or substantial damage by failure to take rapid action or if the unperformed obligation of Tenant constituted an emergency. Upon any occurrence of default by Tenant hereunder after applicable notice and cure periods, any and all rights of Tenant as a tenant shall, at the option of Landlord, immediately cease and terminate. Nothing provided herein shall be deemed to obligate or require Landlord to take any action or do any thing for or on behalf of Tenant, or otherwise. The failure on the part of the Landlord to re-enter or repossess the Premises, or to exercise any of its rights hereunder upon any default shall not be deemed a waiver of any of the terms and conditions of this Lease, and shall not preclude said Landlord from the exercise of any of such rights upon any subsequent occurring default or defaults. Notwithstanding any other provisions of this Lease, the Landlord shall forthwith upon any such termination be entitled to recover the total amount of rent reserved in this Lease for the residue of the term hereof at the time of the termination.

         29.2 Any reasonable costs or expenses incurred by Landlord (including, but not limited to, attorney's fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be paid to Landlord by Tenant upon demand.

         30: WAIVERS
         -----------

         30.1 The failure of either party to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of Basic Rent and/or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even though the Landlord shall have consented to an assignment of this Lease, no further assignment shall be made without the express consent in writing by the Landlord.

         31: ABANDONMENT
         ---------------

         31.1 If Tenant shall abandon or vacate said Premises before the end of the term or otherwise default under any other provision of this Lease agreement beyond any applicable notice and cure periods, Landlord may take possession of said Premises and relet the same, without such action being deemed an acceptance of a surrender of this Lease, or in any way terminating the Tenant's liability hereunder, and the Tenant shall remain liable for payment of the Basic Rent and Additional Rent herein reserved, less the net amount realized by the Landlord from reletting, after deduction of any expenses incident to such repossession and reletting.

         32: HOLDOVER
         ------------

         32.1 If the Tenant shall occupy the Premises with the consent of the Landlord, after the expiration of this Lease, and/or Landlord and Tenant are negotiating in good faith for the extension or renewal of this Lease, and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for the term of one month only from the date of such expiration, and occupation thereafter shall operate to extend the term of this Lease for but one month at a time unless other terms of such extension are endorsed hereon in writing and signed by the parties hereto. In such event if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of the Tenant to give such notice shall obligate it to pay rent for an additional calendar month, following the month in which the Tenant has vacated the demised premises. If such occupancy continues without the consent of the Landlord, Tenant shall pay to Landlord, as liquidated damages, one and one-half times the amount of Basic Rent and Additional Rent at the highest rate specified in this Lease for the time Tenant retains possession of the Premises or any part thereof after termination of the term by lapse of time or otherwise.

         33: GRACE PERIOD
         ----------------

         33.1 In any case where either party hereto is required to do any act, the time for performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or any other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time".

         34: NOTICES
         -----------

         34.1 Any notice required to be given hereunder shall be deemed duly given if mailed in any Post Office by registered or certified mail with return receipt requested, or sent by commercial overnight delivery, with signatures, addressed to the Landlord at 2 Parklawn Drive, Bethel, Connecticut 06801 and addressed to the Tenant at 57 Commerce Drive, Brookfield, CT 06804, Attention:
President, prior to occupancy or at the Premises subsequent to occupancy, or at such other address as either party may give to the other in writing.

         35: REAL ESTATE BROKERS
         -----------------------

         35.1 Landlord and Tenant acknowledge that Vidal/Wettenstein, L.L.C. (Bruce Wettenstein), acting as a licensed real estate broker, was instrumental in the consummation of this Lease. Landlord agrees to pay any commission that may be due said real estate broker. Landlord and Tenant each represents and warrants to the other that it has not had any dealing with any other real estate broker or finder with respect to the subject matter of this Lease, and agrees to hold the other harmless from and against any and all damages, costs and expenses, including, but not limited to, court costs, costs of defense, costs of settlement and reasonable attorneys fees, resulting from any claim(s) for a brokerage commission or finder's fee that may be asserted against Landlord or Tenant by any other broker or finder with whom Landlord or Tenant has dealt.

         36: OPTION TO RENEW
         -------------------

         36.1 Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby grants Tenant an option to renew this Lease under such terms and conditions as Landlord is offering at that time and at the then current rental rates Landlord is offering for comparable space in the Park for an additional period of Five (5) years (hereinafter referred to as the "Option Term"), commencing on the Termination Date of the Initial Term as set forth above. Said Option shall only be exercisable during the Initial Term of this Lease, must be exercised as set forth below and shall expire upon the termination of the Initial Term of this Lease, whether by lapse of time or otherwise. Said option may only be exercised by a notice in writing addressed to the Landlord stating that Tenant may wish to exercise this option, which notice must be actually received by Landlord at or prior to the date which is Three (3) months prior to the Termination Date of the Initial Term. At least Six (6) months prior to the Termination Date of the Initial Term of this Lease,
                                                            -
Landlord shall forward to Tenant a copy of the then current lease form being used by Landlord for the Park containing the terms and conditions Landlord is
        -
offering for space in the Park and shall at the same time notify Tenant of the current rental rates Landlord is offering for comparable space in the Park so that Tenant may be informed of said terms and conditions and rental rates prior
                                                         ----------------
to deciding whether to exercise this Option to Renew.

         37: EFFECT
         ----------

         37.1 Except as otherwise provided herein, terms and provisions of this Lease shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors and permitted assigns. This Lease constitutes the entire agreement between the parties and may not be changed except by a writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, estoppel or discharge is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders as the circumstances require. This Lease shall be construed under the laws of the State of Connecticut. The Landlord and Tenant hereby agree that any claims, disputes or litigation arising out of the terms, conditions and covenants of this Lease shall be adjudicated in the State of Connecticut, and the parties further hereby consent to the jurisdiction of the State of Connecticut over any such claims, disputes or litigation. It is agreed that if any provision of this Lease shall be determined to be void by any Court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, all of which other provisions of this Lease shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid. At the request of either party, Landlord and Tenant shall execute, acknowledge and deliver to each other a recordable Notice of Lease pursuant to Connecticut statutes too give notice of Tenant's lease. At the termination of this Lease, whether by lapse of time or otherwise, Tenant shall execute, acknowledge and deliver to Landlord a quitclaim or other appropriate document in recordable form to evidence that Tenant's Lease has ended.

         IN WITNESS WHEREOF, the parties hereto have executed this lease under seal this 8 day of February, 2001.

     /s/ Rose Dowd                         BERKSHIRE INDUSTRIAL CORPORATION
--------------------------------------
Witness   Rose Dowd

                                           By     /s/ Richard E. Steiner
                                             ------------------------------
     /s/ Kathleen S. Braden                     V. Pres
--------------------------------------
Witness  (Kathleen S. Braden)


     /s/ George Walker                     MEMRY CORPORATION
--------------------------------------
Witness   George Walker

                                           By     /s/ Joseph Pasqualucci
                                             ------------------------------
     /s/ Rose Dowd                              VP & GM, Eastern Operations
--------------------------------------
Witness   Rose Dowd


State of Connecticut      :
                          : ss. Bethel                         February 8, 2001
County of Fairfield       :


Personally appeared Joseph Pasqualucci, V.P. & G.M. of Memry Corporation, duly
                    ------------------  -----------
authorized, Signer and Sealer of the foregoing instrument, who acknowledges the foregoing to be his free act and deed and the free act and deed of said corporation, before me.



                                                      /s/ Martin W. Ryan
                                                 -----------------------

                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission expires June 30, 2004
                                                              -------------


State of Connecticut    :
                        : ss.  Bethel                           February 8, 2001
County of Fairfield     :


Personally appeared Richard E. Steiner, Vice President of Berkshire Industrial,
                    ------------------  --------------
duly authorized, Signer and Sealer of the foregoing instrument, who acknowledges the foregoing to be his free act and deed and the free act and deed of said corporation, before me.

                                              /s/ Martin W. Ryan
                                        ------------------------

                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission expires June 30, 2004
                                                              -------------

                                     EXHIBIT A

BETHEL, CONNECTICUT

I. All those certain pieces or parcels of land, together with the buildings and improvements located thereon, situated in the Town of Bethel, County of Fairfield and State of Connecticut, shown and designated as:

         "1&2 305,973 S.F. 7.024 AC.";
         "8&9 294,205 S.F. 6.754 AC.";
         "10 322,049 S.F. 7.393 AC.";
         "15 241,596 S.F. 5.546 AC.9";
         "19 81,928 S.F. 1.881 AC.";
         "20 80,574 S.F. 1.850 AC.";
         "22 81,575 S.F. 1.873 AC.";
         "Water Tank Parcel 129,064 S.F. 2.963 AC.";
         "23 80,012 S.F. 1.837 AC.";
         "Par. `Z' 22,202 S.F. 0.510 AC.";
         "25 85,892 S.F. 1.972 AC.";
         "24 96,780 S.F. 2.222 AC.";
         "26 136,083 S.F. 3.124.AC".; and
         "27 117,758 S.F. 2,703 AC."

on a map consisting of two sheets, "Sheet 1 of 2" and "Sheet 2 of 2", both sheets being entitled "Final Subdivision Showing Berkshire Industrial Park Bethel, Connecticut Scale: 1'-100' Total Area: 117.273 AC. Zone: 1.P. Date: Mar. 29, 1985" which map is a Class A-2 Survey which was prepared and is certified substantially correct by Paul M. Fagan LS #7756 Surveying Associates and which map is on file in the Bethel Town Clerk's office as Map 60 in File 19 (Sheet 1 of 2) and Map 60-A in File 19 (Sheet 2 or 2).

II. All those certain pieces or parcels of land, together with the buildings and improvements, if any, located thereon, situated in the Town of Bethel, County of Fairfield, and State of Connecticut and shown and designated as "Parcel `Y1' 80,000 sf 1.837 Acres' and Parcel `Y3' 80,000 sf 1.837 Acres" on a map entitled "Resubdivision Map Parcel `Y' Berkshire Industrial Park and Other Land Of Berkshire Industrial Corporation Bethel, Connecticut Scale 1" = 80' Total Area:
17.515 Acres Zone: 1.P & R-20 Date: March 1, 1991", which map is a Class A-2 survey which was prepared and is certified as substantially correct by Paul M. Fagan L.S. #7756 of Surveying Associates, P.C. and which map is on file in the Bethel Town Clerk's office as Map 33 in File 22.

III. All that certain piece or parcel of land, together with the buildings and improvements, if any, situated thereon, located in the Town of Bethel, County of Fairfield, and State of Connecticut, containing 4.7 acres, more or less, and being bounded and described as follows:

Commencing at a point, which point is the most northerly point of the lot identified as "7 188,554 S.F. 4.329 AC.", and the southwesterly corner of the lot identified as "8&9 294,205 S.F. 6.754 AC." both as shown on the map described in Paragraph I above and on file in the Bethel Town Clerk's office as Map 60 in file 19; then proceeding in a northeasterly direction along land now or formerly owned being the lots identified as "8&9" and "10" on the maps on file in the Bethel Town Clerk's office as Maps 60 & 60A in File 19, N 16o 43' 40" E 490.00 feet, 19o 39' 30' E 51.96 feet, and N 16o 40' 35" E 280.68 feet to a point, which point marks the northeasterly corner of the herein described premises and which point is also identified by a drill hole shown on a map entitled "Independent Resurvey Prepared For Berkshire Industrial Corporation Bethel, Connecticut Scale: 1" = 100' Total Area: 43.801 Acres Zone: 1P Date:
March 14, 1994 Rev. March 15, 1994 Rev. May 2, 1994" which map is a Class A-2 Survey which was prepared and is certified Substantially correct by Paul M. Fagan R.L.S. #7756 and which map is on file in the Bethel Land Records (herein "Independent Resurvey"); thence turning and proceeding westerly along other land now or formerly owned by Berkshire Industrial Corporation S 85o 21' 24" W
109.97 feet to a point marked by an iron pipe on the Independent Resurvey; thence turning and proceeding south southwesterly, then southwesterly, and then westerly, still along land now or formerly owned by the said Berkshire Industrial Corporation the following three courses and distances: S 16o 43' 40" W 751.26 feet to an iron pipe; S 50o 47' 30" W 136.21 feet to an iron pipe; and S 87' 21' 34" W 211.20 feet to an iron pipe in the Bethel-Danbury Town Line, all three of said iron pipes being shown on the Independent Resurvey; thence turning and proceeding in a southerly direction along the Bethel-Danbury Line, along land now or formerly owned by Peter Scalzo, to a point in said Bethel-Danbury Town Line, which point marks the northwesterly corner of land now or formerly owned by David F. and Lorraine Karraker; thence turning, and proceeding easterly along the northerly boundary line of said Karraker land to a point, which point marks the southwesterly corner of the lot referred to above and identified as "7 188,544 S.F. 4.329 AC." on the map on file as Map 60 in File 19 in the Bethel Town Clerk's office; then turning and proceeding in a northerly, then northeasterly, then northerly again, then northeasterly again direction along said lot "7", being land owned now or formerly by the Estate of Caroline L. Steiner, the following courses and distances:

         N 3o 30' W 292.81 feet; N28o 56' E 305.91 feet; N 9o 44' 20"
         E 57.81 feet; and
         H 50o 47' 30" E 166.84 feet to the point and place of beginning.

IV. All those certain pieces or Parcels of land, together with the buildings and improvements located thereon, situated in Town of Bethel, County of Fairfield, and State of Connecticut and shown and designated as "16 102.086 S.F. 2.344 AC.", 17 97.073 S.F. 2.229 AC/", "18 152,270 S.F. 3.496 AC.", and 21 81,576 S.F.
1.873 AC." on a map entitled "Sheet 2 of 2 Final Subdivision Showing Berkshire Industrial Park Bethel, Connecticut Scale: 1" = 100' Total Area: 117.273 AC.
Zone: I.P. Date: Mar 29, 1985" which map is a Class A-2 Survey which was prepared and is certified substantially correct by Paul M. Fagan L.S. #7756 Surveying Associates, P.C. and which map is on file in the Bethel Town Clerk's office as 60-A in File 19.

V. All those certain pieces or parcels of land, together with the buildings and improvements located thereon, situated in the Town of Bethel, County of Fairfield, and State of Connecticut and shown and designated as "3R 495,113 S.F.
11.367 AC.", "4 153.026 S.F. 3.513 AC.", "5 81,933 S.F. 1.881 AC.", "6 114,286
S.F. 2.624 AC.", and "7 188,554 S.F. 4.329 AC." on a map entitled "Sheet 1 of 2 Final Subdivision Showing Berkshire Industrial Park Bethel, Connecticut Scale:
1" = 100' Total Area: 117.273 AC. Zone: IP Date: Mar. 29, 1985" which map is a Class A-2 Survey prepared and certified substantially correct by Paul M. Fagan L.S. #7756 Surveying Associates P.C. and which map is on file in the Bethel Town Clerk's office as Map 60 in File 19.



DANBURY, CONNECTICUT

         All those certain pieces or parcels of land, together with the buildings and improvements, if, any, located thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut and shown and designated as "Parcel `A' 12.763 Acres", "Parcel `B' 18.245 Acres', "Parcel `C' 27.762 Acres", and "Parcel `D' 14.184 Acres", on a map entitled "Berkshire Corporate Park Danbury, Connecticut Final Subdivision Map Area: 75.279 Acres Scale: 1' = 100" Date: May 17, 1993 Revisions Aug. 31, 1993 Sept. 13, 1993" which map is a Class A-2 Survey which was prepared and is certified substantially correct by Paul M. Fagan #7756 Surveying Associates, P.C. and which map is on file in the Danbury Land Records as Ma; #9917.

BROOKFIELD, CONNECTICUT PARCELS



SHOWN ON MAP ENTITLED:

"ZONE CHANGE MAP PREPARED FOR BERKSHIRE
INDUSTRIAL CORPORATION BROOKFIELD, CONNECTICUT
SCALE: 1" = 100' TOTAL AREA PROPOSED IL/C-80 SE ZONE:
77.158 ACRES DATE: MARCH 17, 1994."

BEGINNING AT A POINT LYING APPROXIMATELY ON THE BROOKFIELD/DANBURY TOWN LINE, WHICH POINT MARKS THE SOUTHWESTERLY CORNER OF THE HEREIN DESCRIBED PARCEL AND WHICH POINT LIES APPROXIMATELY ALONG THE RAILROAD CERTERLINE OF LAND OF CONSOLIDATED RAIL CORPORATION: THENCE RUNNING THROUGH SAID LAND OF CONSOLIDATED RAIL CORPORATION ALONG SAID APPROXIMATE RAILROAD CENTERLINE, ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 5,729.65', A DISTANCE OF 1,064.14' TO A POINT; THENCE CONTINUING THROUGH SAID LAND OF CONSOLIDATED RAIL CORPORATION ALONG SAID APPROXIMATE RAILROAD CENTERLINE, ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 1,907.01. A DISTANCE OF 1,257.29 TO A POINT; THENCE CONTINUING THROUGH SAID LAND OF CONSOLIDATED RAIL CORPORATION, ALONG SAID APPROXIMATE RAILROAD CENTERLINE ON A COURSE BEARING N 86o 52' 23" E. A DISTANCE OF 663.23' TO A POINT, WHICH POINT MARKS THE NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL; THENCE TURNING AND RUNNING THROUGH LAND OF CONSOLIDATED RAIL CORPORATION, IN PART, THROUGH LAND NOW OR FORMERLY OF CONNECTICUT LIGHT & POWER COMPANY, IN PART, AND THROUGH LAND OF BERKSHIRE INDUSTRIAL CORPORATION, IN PART, ON A COURSE BEARING S 3o 06' 00" E. A DISTANCE OF 900.94' TO A POINT: THENCE TURNING AND CONTINUING THROUGH LAND OF BERKSHIRE INDUSTRIAL CORPORATION ON A COURSE BEARING S 47o 55' 00" W, A DISTANCE OF 268.00' TO A POINT; THENCE TURNING AND CONTINUING THROUGH LAND OF BERKSHIRE INDUSTRIAL CORPORATION, IN PART AND ALONG LAND NOW OR FORMERLY OF THE ESTATE OF ERNEST STEINER, IN PART, ON A COURSE BEARING S 23o 01' 35" E, A DISTANCE OF 481.42' TO A POINT: THENCE TURNING AND CONTINUING ALONG SAID LAND NOW OR FORMERLY OF THE ESTATE OF ERNEST STEINER ON A COURSE BEARING N 66o 52' 45" E, A DISTANCE OF 198.52' TO A POINT, WHICH POINT LIES ALONG THE WESTERLY BOUNDARY LINE OF LAND NOW OR FORMERLY OF PETER P. & WILMA ATANASOFF; THENCE TURNING AND RUNNING ALONG SAID LAND NOW OR FORMERLY OF ATANASOFF, IN PART, ALONG LAND NOW OR FORMERLY OF DONALD & HENRIETTE MARTIN, IN PART, ALONG LAND NOW OR FORMERLY OF LYNETTE COUTO, IN PART AND ALONG LAND NOW OR FORMERLY OF WINDALL C. & MARY L. WHITE, IN PART, ON A COURSE BEARING S 23o 07' 15" E, A DISTANCE OF 664.87' TO A POINT WHICH POINT MARKS THE SOUTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL AND WHICH POINT LIES APPROXIMATELY ALONG THE BROOKFIELD/BETHEL TOWN LINE, THENCE TURNING AND RUNNING APPROXIMATELY ALONG SAID BROOKFIELD/BETHEL TOWN LINE, ALONG OTHER LAND OF BERKSHIRE INDUSTRIAL CORPORATION, IN PART ALONG OTHER LAND OF RICHARD E. STEINER & THOMAS J. DOLAN, TRUSTEES, IN PART, AGAIN ALONG OTHER LAND OF BERKSHIRE INDUSTRIAL CORPORATION, IN PART, AGAIN ALONG OTHER LAND OF RICHARD E. STEINER;. AND THOMAS J. DOLAN, TRUSTEES, IN PART AND AGAIN ALONG OTHER LAND OF BERKSHIRE INDUSTRIAL CORPORATION, ON A COURSE BEARING N 75o 22' 39" W, A DISTANCE OF 2,460.80' TO A POINT, WHICH POINT MARKS THE APPROXIMATE INTERSECTION OF THE BROOKFIELD/BETHEL TOWN LINE WITH THE BROOKFIELD/DANBURY TOWN LINE; THENCE RUNNING APPROXIMATELY ALONG SAID BROOKFIELD/DANBURY TOWN LINE, ALONG OTHER LAND OF BERKSHIRE INDUSTRIAL CORPORATION, IN PART AND THROUGH LAND OF CONSOLIDATED RAIL CORPORATION, IN PART, ON A COURSE BEARING N 75o19 `13" W, A DISTANCE OF 664.42' TO THE POINT OF BEGINNING.

THE ABOVE DESCRIPTION INCLUDES AN AREA OF 77 ,158 ACRES.

                                   EXHIBIT B-1

                                  [Floor Plan]

                                   EXHIBIT B-2

                                    [Drawing]

                                    Exhibit C

                                LEASE CERTIFICATE

This Exhibit C to a certain Lease between Berkshire Industrial Corporation as Landlord and Memry Corporation as Tenant for space known as 3 Berkshire Boulevard, Bethel, CT owned by Landlord is executed pursuant to Paragraph 2 of said Lease in order to set forth the Commencement Date and Termination Date of the Lease as defined therein. Pursuant to the Lease, the Landlord and Tenant, by their respective signatures below, hereby agree that the Commencement Date and Termination Date of the Lease is as follows:

COMMENCEMENT DATE                               TERMINATION DATE

Berkshire Industrial Corporation                Memry Corporation

By                                              By
  ------------------------------                  ------------------------------
Its                                             Its
Duly Authorized                                 Duly Authorized

Date of execution of this Lease Certificate:
                                            ---------------------

                                                                     EXHIBIT W-1

                      BERKSHIRE CORPORATE PARK, BETHEL, CT
                              3 BERKSHIRE BOULEVARD

                                  SCOPE OF WORK
                                MEMRY CORPORATION
         PLANS DATED JANUARY 23, 2001 ISSUED FOR PERMIT FEBRUARY 2, 2001

DIVISION 1 - GENERAL CONDITIONS

         A.   NECESSARY JOB SUPERVISION CONSISTING OF A PROJECT
              MANAGER/SUPERINTENDENT.

         B.   BUILDING PERMITS

         C.   ARCHITECT AND DESIGN
                  1.0 DESIGN FOR CONSTRUCTION DOCUMENTS, SITE VISITS, PAYMENT
                      APPLICATION REVIEW, SHOP DRAWINGS REVIEW.

                  2.0 CONSTRUCTION DOCUMENTS INCLUDE DESIGN FOR MECHANICAL AND
                      ELECTRICAL SYSTEM LISTED IN THIS SCOPE OF WORK.

         D.   ROUTINE CLEANING

         E.   DUMPSTER DISPOSAL CHARGES

         G.   TEMPORARY LIGHT & POWER INCLUDING CONSUMPTION CHARGES.

DIVISION 2 - SITE WORK

         A. COMPLETE BUILDING INTERIOR WALL AND CEILING DEMOLITION. BATHROOM CORES, ELECTRIC ROOMS, TELEPHONE ROOM, LOBBY, VESTIBULE TO STAY AS-IS.

DIVISION 3 - CONCRETE

         A. CUT FLOOR AND REPLACE CONCRETE FOR SINK DRAINAGE IN LUNCHROOM # 150 ONLY.

DIVISION 4 - MASONRY - MISC. REPAIRS AND OPENING

DIVISION 5 - METALS

         A. STRUCTURAL SUPPORTS FOR TWO ADDITIONAL MEMRY SPECIALTY HVAC UNITS, (1-10 TON, 1-5 TON).

DIVISION 6 - CARPENTRY & MILLWORK

         A.   ROUGH CARPENTRY CONSISTING OF THE FOLLOWING:
                  1.0 IN WALL BLOCKING FOR CABINETS

         B.   FINISH CARPENTRY CONSISTING OF THE FOLLOWING:

                  1.0 KITCHEN CABINETS AND COUNTERTOP IN MAILROOM.

DIVISION 7 - THERMAL & MOISTURE PROTECTION

         A.   ROOF PATCHING/FLASHING FOR (1) 10 TON AND (1) 5 TON HVAC UNITS.

                      BERKSHIRE CORPORATE PARK, BETHEL, CT
                              3 BERKSHIRE BOULEVARD

                                  SCOPE OF WORK
                                MEMRY CORPORATION
         PLANS DATED JANUARY 23, 2001 ISSUED FOR PERMIT FEBRUARY 2, 2001

DIVISION 8 - DOORS, WINDOWS & GLASS

         A. RE-INSTALL EXISTING HOLLOW METAL DOOR FRAMES AND REUSE EXISTING WOOD/METAL DOORS IN ALL NEW DOOR OPENINGS.

         B.   NEW FINISH HARDWARE FOR DOORS (ARROW M STYLE LEVER PASSAGE SETS)

         C. GLASS VISION PANELS IN LUNCHROOM - 150, AND TOTAL OF 1 EACH IN 2 SUPERVISOR OFFICES IN PROCESS AREA.

DIVISION 9 - FINISHES

         A.   GYPSUM DRYWALL
                  1.0 INTERIOR DRYWALL PARTITIONS CONSISTING OF METAL STUDS,
                      SHEETROCK & TAPING: (1) APPROXIMATELY 300 L.F. FULL HEIGHT FLOOR TO DECK WITH SOUND INSULATION. (2) APPROXIMATELY 1600 L.F. 10' HIGH TO CEILING GRID. (3) APPROXIMATELY 535 L.F. 10' HIGH TO CEILING GRID WITH SOUND INSULATION.

                  2.0 DRYWALL ENCLOSURES COMPLETE WITH STUDS, SHEETROCK, AND
                      TAPING FOR ALL INTERIOR COLUMNS.

                  3.0 APPROXIMATELY 200 L.F. OF NEW SHEET OCK AT EXISTING
                      EXTERIOR WALLS, AND 200 L.F. AND 2' STRIP ABOVE EXISTING EXTERIOR WALLS WHERE NECESSARY.

                  4.0 DRYWALL PATCHING AT PERIMETER WALLS, SKYLIGHTS, WINDOW
                      JAMBS AND CORE WALLS.

         B.   ACOUSTICAL CEILINGS
                  1.0 COMPLETE ACOUSTICAL CEILINGS AT APPROXIMATELY 10' +/- HIGH
                      W/ 2' X 4' X 5/8" FISSURED ARMSTRONG PADS, #755B OR SIMILAR, THROUGHOUT BUILDING.

         C.   CERAMIC TILE - NOT IN PROJECT
                             --------------

         D.   PAINTING FOR THE FOLLOWING AREAS:
                  1.0 PAINT ENTIRE INTERIOR WALLS AND COLUMNS WITH ONE COAT
                      PRIMER & ONE FINISH COAT OF PAINT.

                  2.0 REPAINT HOLLOW METAL FRAMES AND DOORS. TOUCH UP WOOD
                      DOORS.

         E.   FLOOR COVERING
                  1.0 APPROXIMATELY 1,630 SQ. YRDS OF CARPETING @ $20.00/SQ.YRD
                      (SHAW-MOVEMENT).

                  2.0 APPROXIMATELY 6,678 L.F. OF VINYL BASE.

         F.   RESILIENT TILE
                  1.0 VCT-22,407 S.F. @ $1.35/S.F. PLUS FLOOR PREP ($0.50/S.F.)

DIVISION 10 - MISCELLANEOUS SPECIALTIES

         A.   REUSE EXISTING FIRE EXTINGUISHERS & CABINETS

                      BERKSHIRE CORPORATE PARK, BETHEL, CT
                              3 BERKSHIRE BOULEVARD

                                  SCOPE OF WORK
                                MEMRY CORPORATION
         PLANS DATED JANUARY 23, 2001 ISSUED FOR PERMIT FEBRUARY 2, 2001

DIVISION 15 - MECHANICAL

         A.   PLUMBING
                  1.0 CLEAN CORE TOILET FACILITIES AND DRINKING FOUNTAINS (AS
                      IS).

                  2.0 CLEAN TWO (2) JANITOR CLOSETS.

                  3.0 REFURBISH EXISTING ELECTRIC HOT WATER HEATERS FOR CORE
                      FACILITIES AND KITCHEN.

                  4.0 FURNISH NEW SINK IN CAFETERIA.

                  5.0 GAS PIPING TO NEW HVAC UNITS.

         B. HVAC: THE FOLLOWING SCOPE OF WORK AND SPECIFICATIONS ARE BASED ON UTILIZING THE EXISTING AND REVISED HVAC SYSTEM WITH ELECTRIC COOLING ROOFTOP UNITS TO APPROXIMATE 1 TON OF COOLING PER 350 SQ. FT. OF FLOOR SPACE.
                  1.0 (3) - 5 TON ELECTRIC COOLED ROOFTOP UNITS, GAS FIRED
                      HEATING UNITS (1) - 6 TON ELECTRIC COOLED ROOFTOP UNITS, GAS FIRED HEATING UNITS (6) - 7.5 TON ELECTRIC COOLED ROOFTOP UNITS, GAS FIRED HEATING UNITS (4) - 10 TON ELECTRIC COOLED ROOFTOP UNITS, GAS FIRED HEATING UNITS

                  2.0 NEW SUPPLY AND RETURN DUCTWORK WITH DIFFUSERS,AND
                      BALANCING DAMPERS, AND CONTROLS FOR REDESIGNED LAYOUT.

         C.   NEW HVAC SYSTEM FOR TENANT'S SPECIAL REQUIREMENTS:
                  1.0 1 - TRANE 10-TON PACKAGED ROOFTOP UNIT (TUBE STENT).

                      1 - TRANE 5-TON PACKAGED ROOFTOP UNIT (CLEAN ROOM).

                      ALL UNITS TO BE EQUIPPED WITH HIGH EFFICIENCY MOTORS ECONOMIZERS, DUAL SETPOINT AUTOMATIC CHANGEOVER THERMOSTATS, THROUGH BASE UTILITIES, UNPOWERED CONVENIENCE OUTLET AND DISCONNECT SWITCHES.

                      2 - FACTORY ROOF CURBS.

                      POSITIVE AIR SUPPLY TO TUBE STENT AND CLEAN ROOM.

                      RIGGING OF NEW EQUIPMENT.

                      ENGINEERED DUCTWORK DISTRIBUTION SYSTEMS FOR 2-SINGLE ZONE UNITS.

                      ALL DUCTWORK IN UNCONDITIONED AREAS TO BE INSULATED.

                      2 - SMOKE DETECTORS.

                      TEMPERATURE CONTROL WIRING.

                      24 X 24 LAYIN SUPPLY DIFFUSERS.

                      BERKSHIRE CORPORATE PARK, BETHEL, CT
                              3 BERKSHIRE BOULEVARD

                                  SCOPE OF WORK
                                MEMRY CORPORATION
         PLANS DATED JANUARY 23, 2001 ISSUED FOR PERMIT FEBRUARY 2, 2001

                      EACH BRANCH TO HAVE A BALANCING DAMPER FOR VOLUME CONTROL.

                      ALL RETURN AIR SHALL BE DUCTED.

                      HEPA FILTRATION ON UNIT SUPPLY DUCTS IN CLEAN ROOM AND MICROCOIL AREAS.

                      HIGH STATIC MOTORS AND DRIVES FOR 2 UNITS.

                  2.0 VENTILATION IN COMPRESSOR ROOM AND CHEMICAL ROOM

                  3.0 1 - MITSUBISHI 12,000 BTU WALL MOUNTED AIR CONDITIONING
                      UNIT COMPLETE WITH LOW AMBIENT CONTROL AND REMOTE THERMOSTAT.

                  4.0 5 - HONEYWELL T7300 OR EQUAL THERMOSTATS FOR CLOSE
                      TOLERANCE ROOMS.

         D.   FIRE PROTECTION SYSTEM SHALL INCLUDE THE FOLLOWING:
                  1.0 STANDPIPE SYSTEM UTILIZE EXISTING SPRINKLER RISE.

                  2.0 AUTOMATIC FIRE SPRINKLER SYSTEM - FURNISH AND INSTALL
                      APPROXIMATELY 368 CONCEALED HEADS. A. WORK WILL BE IN ACCORDANCE WITH NFPA 13 STANDARD

                           B.  SEISMIC BRACING WHERE REQUIRED.

                           C. ASSEMBLY/PRODUCTION AREAS WILL BE DESIGNED IN ACCORDANCE WITH ORDINARY HAZARD OCCUPANCY.

                           D. OFFICE AREAS WILL BE DESIGNED IN ACCORDANCE WITH LIGHT HAZARD OCCUPANCY.

                           E. EXCLUDES LIFE SAFETY/FIRE SUPRESSION SYSTEM FOR CHEMICAL LAB AREAS AND CHEMICAL STORAGE AREAS AND SALT POT AREA.

DIVISION 16 - ELECTRICAL (FROM EXISTING MAIN SOURCE AND SWITCHGEAR)

         A.   WIRING OF MECHANICAL EQUIPMENT

         B.   COMPLETE FIRE ALARM SYSTEM

         C.   HANDICAP CALL STATIONS

         C.   EMERGENCY LIGHTS (APPROX. 53)

         E.   EXIT LIGHTS (APPROX. 15)

         F.   2 X 4 PARABOLIC TROFFERS (APPROX. 505)

         G.   2 X 2 PAROBOLIC TROFFERS (APPROX. 45)

         H.   LIGHT SWITCHES (APPROX. 94)

         I    DUPLEX RECEPTACLES (APPROX. 176)

                      BERKSHIRE CORPORATE PARK, BETHEL, CT
                              3 BERKSHIRE BOULEVARD

                                  SCOPE OF WORK
                                MEMRY CORPORATION
         PLANS DATED JANUARY 23, 2001 ISSUED FOR PERMIT FEBRUARY 2, 2001

         J.   GFI RECEPTACLES (APPROX. 9)

         K.   DEDICATED CIRCUIT RECEPTACLES (APPROX. 9)

         L. ELECTRICAL WIRING AND SYSTEMS FOR TENANT'S SPECIAL REQUIREMENTS. UTILIZING EXISTING AND NEW PANELS AND CONDUIT.
                  15 PANELS
                  12 TRANSFORMERS

                  WIRING FOR 3 NEW AIRCONDITIONING UNITS (10 TON, 5 TON, I TON)

EXCLUSIONS FROM SCOPE OF WORK

         1. PLUMBING, PIPING AND DRAINAGE FOR SINKS, SHOWER, CHILLER AND EQUIPMENT IN THE PRODUCTION AREA, LABS AND WAREHOUSE NORTH OF COLUMN LINE B.

         2. SPECIAL EXHAUST OR VENTILATION SYSTEMS FOR PRODUCTION AREAS, LABS AND WAREHOUSE NORTH OF COLUMN LINE B.

         3. FIRE SUPPRESSION OR EXPLOSION - PROOF SYSTEMS FOR SALT POT, CHEMICAL LAB, AND CHEMICAL STORAGE AREAS.

         4.   CONTAINMENT CURBING FOR STORAGE OR CHEMICAL LAB AREAS.

         5. SPECIALTY WALL/CEILING SYSTEMS FOR SALT POT, CHEMICAL LAB, AND CHEMICAL STORAGE AREAS.

         6.   PARTITIONS INSIDE SALT POT AREA.

         7. LUNCH ROOM EQUIPMENT SUCH AS REFRIGERATORS, MICROWAVES AND VENDING MACHINES.

         8. WINDOW TREATMENT. EXISTING "AS IS" WINDOW BLINDS SHALL BE REMOVED AND PLACED IN CONTAINERS FOR MEMRY'S FUTURE USE AND OR RE-INSTALLATION.

         9. LANDSCAPING, FENCING, GATES, SLABS OR OTHER PREPARATION OF AREA ADJACENT TO TRUCK DOCK AREA.

QUALIFICATIONS OF SCOPE OF WORK

         1. ALL INTERIOR PARTITIONS TO BE INSTALLED TO BOTTOM OF CEILING EXCEPT AS NOTED AND PARTITIONS SEPERATING PRODUCTION/ASSEMBLY AREA AND OFFICE AREA.


THIS PRICE IS PREDICATED ON A SCOPE OF WORK PRESENTED TO TOWN & COUNTRY, INC. FROM MEMRY CORPORATION PER THE ABOVE REFERENCED PLANS. THE PRICES ARE SUBJECT TO CHANGE DUE TO CHANGES TO THE SCOPE OF WORK, AND CHANGES DESIGNATED BY ANY APPROPRIATE GOVERNMENTAL AUTHORITY. THE SCOPE OF WORK DOES NOT INCLUDE ANY PROCESS EQUIPMENT OR DESIGN, OR ANY ADDITIONAL SPECIAL REQUIREMENTS NOT LISTED ABOVE.